                           SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the Securities
                       Exchange Act of 1934 (Amendment No.    )

          Filed by the Registrant [X]
          Filed by a Party other than the Registrant [ ]


          Check the appropriate box:

          [ ]  Preliminary Proxy Statement
          [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
          [X]  Definitive Proxy Statement
          [ ]  Definitive Additional Materials
          [ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
               Section 240.14a-12

                             AT&T CAPITAL CORPORATION
          .................................................................
                   (Name of Registrant as Specified In Its Charter)

          .................................................................
       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


          Payment of Filing Fee (Check the appropriate box):

          [X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
               14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
          [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
          [ ]  Fee computed on table below per Exchange Act Rules
               14a-6(i)(4) and 0-11.

               1) Title of each class of securities to which transaction applies:

          .................................................................

               2) Aggregate number of securities to which transaction applies:

          .................................................................

               3)  Per unit price or other underlying value of transaction
          computed   pursuant to Exchange Act Rule 0-11 (Set forth the
          amount on which the filing fee is calculated and state how it was determined):

          .................................................................

               4)  Proposed maximum aggregate value of transaction:

          .................................................................

               5)  Total fee paid:

          .................................................................

          [ ]  Fee paid previously with preliminary materials.
          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               1)   Amount Previously Paid:

          .................................................................

               2)   Form, Schedule or Registration Statement No.:

          .................................................................

               3)   Filing Party:

          .................................................................

               4)   Date Filed:

          .................................................................

________________________________________________________________________________

                         [Logo]   AT&T
                                  Capital Corporation

                                      1996
                            NOTICE OF ANNUAL MEETING
                                      AND
                                PROXY STATEMENT

                             Friday, April 19, 1996
                                  at 9:30 a.m.
                                  ------------

                              The Park Avenue Club
                                184 Park Avenue
                            Florham Park, New Jersey

________________________________________________________________________________

                                                      [Logo] AT&T
                                                             Capital Corporation
________________________________________________________________________________
THOMAS C. WAJNERT                                               44 Whippany Road
Chairman of the Board &                                Morristown, NJ 07962-1983
Chief Executive Officer

                                                                  March 19, 1996

Dear Fellow Stockholder:

     It is my pleasure to invite you to attend AT&T Capital Corporation's 1996 Annual Meeting of Stockholders. This third annual meeting of the owners of AT&T Capital Corporation will be held on Friday, April 19, 1996, beginning at 9:30 a.m. local time, at The Park Avenue Club, 184 Park Avenue, Florham Park, New Jersey. The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be transacted at the meeting.

     I will report to you at the meeting on your Company's performance and major developments during 1995 and our vision for the future. I welcome this opportunity to have a discussion with AT&T Capital Corporation's stockholders and look forward to your comments and questions.

     IF YOU PLAN TO ATTEND THE MEETING, PLEASE KEEP THE ADMISSION TICKET THAT IS ATTACHED TO THE PROXY CARD ACCOMPANYING THIS NOTICE AND PROXY STATEMENT AND CHECK THE APPROPRIATE BOX ON YOUR PROXY CARD. YOUR NAME WILL BE PLACED ON AN ADMISSION LIST HELD AT THE ENTRANCE TO THE MEETING. BENEFICIAL STOCKHOLDERS WHO PLAN TO ATTEND MAY HAVE THEIR NAMES ADDED TO THE ADMISSION LIST BY SENDING A WRITTEN NOTIFICATION, ALONG WITH PROOF OF OWNERSHIP (SUCH AS A BANK OR BROKERAGE FIRM ACCOUNT STATEMENT), TO THE COMPANY'S CORPORATE SECRETARY'S OFFICE, 44 WHIPPANY ROAD, MORRISTOWN, NEW JERSEY 07962-1983.

     Regardless of the number of shares you hold, it is important that your shares be represented at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY CARD AS SOON AS POSSIBLE. Signing your proxy card before the meeting will not prevent you from voting your shares in person if you are present at the meeting.

     I look forward to seeing you at the Annual Meeting.

                                          Sincerely,

                                          THOMAS C. WAJNERT

                            NOTICE OF ANNUAL MEETING

     The Annual Meeting of Stockholders of AT&T Capital Corporation (the 'Company') will be held on Friday, April 19, 1996, beginning at 9:30 a.m. local time, at The Park Avenue Club, 184 Park Avenue, Florham Park, New Jersey, to consider and take action upon the following matters described in the accompanying Proxy Statement:

     (1) the election of 11 directors for the ensuing year;

     (2) the appointment of Coopers & Lybrand L.L.P. as independent auditors to examine the Company's accounts for 1996;

     (3) the reapproval of the Company's 1993 Long Term Incentive Plan, as amended to (a) increase the number of shares of common stock reserved for issuance thereunder by 1.5 million shares to an aggregate of 3.5 million shares and (b) establish a limit on the total number of shares of the Company's common stock with respect to which stock options and stock appreciation rights may be granted to any participant in any calendar year equal to 300,000 shares; and

     (4) such other matters as may properly come before the meeting.

     The Board of Directors has determined that owners of record of the Company's common stock at the close of business on March 8, 1996, are entitled to notice of and to vote at the meeting.

                                     By Order of the Board of Directors

                                     G. DANIEL McCARTHY
                                     Senior Vice President, General Counsel,
                                     Secretary and Chief Risk Management Officer

AT&T Capital Corporation
44 Whippany Road
Morristown, NJ 07962-1983
March 19, 1996

                             YOUR VOTE IS IMPORTANT

     TO VOTE YOUR SHARES, PLEASE COMPLETE, SIGN AND DATE THE PROXY CARD, AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY VOTE IN PERSON AT THE MEETING EVEN IF YOU SEND IN YOUR PROXY.

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                              ----

General Information........................................................................................      1

A -- Election of Directors.................................................................................      2

     Nominees for Election.................................................................................      2

     The Board of Directors and Committees of the Board....................................................      4

     Compensation of Directors.............................................................................      5

     Security Ownership....................................................................................      6

     Executive Compensation................................................................................      9

B -- Appointment of Independent Auditors...................................................................     24

C -- Reapproval of the 1993 Long Term Incentive Plan.......................................................     25

Additional Information.....................................................................................     28

Exhibit A -- 1993 Long Term Incentive Plan.................................................................    A-1

                                PROXY STATEMENT

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of AT&T Capital Corporation (the 'Company') for use at the Annual Meeting of Stockholders to be held on Friday, April 19, 1996, and at any adjournment thereof. The solicitation of proxies provides all stockholders entitled to vote on matters that come before the meeting with an opportunity to do so whether or not they attend the meeting in person. This Proxy Statement and the related proxy card are first being mailed to the Company's stockholders on or about March 19, 1996.

     Owners of record of the Company's common stock (the 'Common Stock') at the close of business on March 8, 1996, are entitled to notice of and to vote at the Annual Meeting. Such owners are entitled to one vote for each share of Common Stock held.

     The owners of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business at the meeting. As of January 1, 1996, there were 46,967,133 shares of Common Stock outstanding.

     If you wish to give your proxy to someone other than the three persons named as proxies on the enclosed card (the 'Proxy Committee'), all three names appearing on the enclosed proxy card must be crossed out and the name of another person or persons (not more than three) inserted. The signed card must be presented at the meeting by the person or persons representing you.

     The shares represented by a properly signed and returned proxy card will be voted as specified by the stockholder on such card. If a proxy card is signed and returned but no specification is made, the shares will be voted FOR the election of all nominees for director (Item A), FOR the appointment of Coopers & Lybrand L.L.P. as the Company's independent auditors (Item B) and FOR the reapproval of the Company's 1993 Long Term Incentive Plan (Item C). A proxy may be revoked by a stockholder at any time before it is voted by providing notice of such revocation in writing to the Company's Corporate Secretary's Office (at the Company's address set forth in the Notice of Meeting accompanying this Proxy Statement), by submission of another proxy properly signed by such stockholder and bearing a later date, or by voting in person at the Annual Meeting.

     Abstentions with respect to Items B and C have the legal effect of votes 'AGAINST' such items and are counted in determining a quorum and votes cast. Pursuant to New York Stock Exchange rules, brokers may vote on Items A, B and C without receiving instructions from the beneficial owner of the shares.

     It is the policy of the Company that any proxy, ballot or other voting material that identifies the particular vote of a stockholder will be kept confidential, except in the event of a contested proxy solicitation or as may be required by law. Such documents are available for examination only by the inspectors of election and certain persons associated with processing proxy cards and tabulating the vote, although the Company may be informed whether or not a particular stockholder has voted.

     Comments from stockholders about the proxy material or about other aspects of the business are welcome, and space is provided on the proxy card for this purpose. Although all such notes may not be answered on an individual basis, they are helpful to the Company's management in assessing stockholder sentiment.

                           A -- ELECTION OF DIRECTORS
                           (ITEM A ON THE PROXY CARD)

     The Board has fixed the number of directors at 11. Mr. McGinn will not be standing for re-election at this year's Annual Meeting. Each nominee for director has consented to being named in the Proxy Statement and to serve if elected. The Proxy Committee intends to vote for the election of the 11 nominees listed on the following pages unless otherwise instructed on the proxy card. If you do not wish your shares to be voted for particular nominees, please identify the exceptions in the appropriate space provided on the proxy card.

     If at the time of the meeting one or more of the nominees have become unavailable to serve, shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees designated by the Board of Directors of the Company (the 'Board') or the Executive Committee of the Board of Directors or, if none, the size of the Board will be reduced. The Board knows of no reason why any of the nominees would be unable to serve. Each of the nominees listed below, except Ms. Tart, is currently a director.

     The affirmative vote of a plurality of the votes of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting is required for the election of each nominee for director. Accordingly, if a quorum is present, the 11 persons receiving the greatest number of votes will be elected to serve as directors.

     Certain information regarding each nominee is set forth below, including age (as of January 1, 1996) and principal occupation, a brief account of business experience during at least the last five years, certain other directorships currently held and the year in which the individual was first elected a director of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE 'FOR' EACH OF THE FOLLOWING NOMINEES.

                             NOMINEES FOR ELECTION

     THOMAS C. WAJNERT. Mr. Wajnert has served as Chairman and Chief Executive Officer of the Company since July 1993. From April 1993 to July 1993, Mr. Wajnert was President, Chief Executive Officer and Vice Chairman of the Company. From February 1990 to March 1993, Mr. Wajnert was President and Chief Executive Officer and a director of AT&T Capital Holdings, Inc. (formerly known as AT&T Capital Corporation) ('Old Capital'), a wholly-owned subsidiary of AT&T Corp. ('AT&T') and a predecessor of the Company. From October 1984 to May 1993, Mr. Wajnert was the Chief Executive Officer of AT&T Credit Holdings, Inc. (formerly known as AT&T Credit Corporation) ('Old Credit'), an indirect, wholly-owned subsidiary of AT&T and a predecessor of both the Company and Old Capital. Mr. Wajnert is also Chairman of the Equipment Leasing Association of America, Chairman of South Street Theater Company, a trustee of the AT&T Foundation and a director of AT&T Universal Card Services Corporation, the Wharton Center for Financial Services and JLG Industries Inc. Age: 52. Date First Elected: April 1993.

     JOHN P. CLANCEY. Mr. Clancey has been the President and Chief Executive Officer of Sea-Land Service, Inc., an ocean transportation and distribution services corporation, since 1991. From May 1990 to July 1991, Mr. Clancey was Executive Vice President of the Pacific Division of Sea-Land Service, Inc. Age:
50. Date First Elected: June 1993.

     JAMES P. KELLY. Mr. Kelly has been Executive Vice President and Chief Operating Officer of United Parcel Service of America, Inc. ('UPS') since February 1994. From May 1992 to February 1994, Mr. Kelly was Senior Vice President and Chief Operating Officer of UPS. From September 1990 to May 1992, Mr. Kelly was Senior Vice President and National Operations Group Manager of UPS. Mr. Kelly is also a director of UPS. Age: 52. Date First Elected: June 1993.

     GERALD M. LOWRIE. Mr. Lowrie has been the Senior Vice President for Federal Government Affairs of AT&T since January 1985. Age: 60. Date First Elected:
January 1993.

     WILLIAM B. MARX, JR. Mr. Marx is Senior Executive Vice President of Lucent Technologies Inc., a subsidiary of AT&T. Mr. Marx was Executive Vice President of AT&T and Chief Executive Officer of AT&T's Multimedia Products Group, a division of AT&T, from October 1994 to February 1996. He was Executive Vice President of AT&T and Chief Executive Officer of AT&T's Network Systems Group, a division of AT&T, from July 1989 to September 1994. Mr. Marx is also a director of Massachusetts Mutual Life Insurance Company. Age: 56. Date First Elected:
April 1995.

     JOSEPH J. MELONE. Mr. Melone has been President and Chief Executive Officer of The Equitable Companies, Incorporated ('Equitable') since February 1996 and the Chairman of The Equitable Life Assurance Society, a wholly-owned subsidiary of Equitable since November, 1990. From November 1990 to January 1996 he was President and Chief Operating Officer of Equitable. From 1984 to November 1990, Mr. Melone was President of The Prudential Insurance Company of America. Mr. Melone is also a director of Equitable, The Equitable Life Assurance Society, Alliance Capital Management Corporation, Foster Wheeler Corporation, Donaldson, Lufkin & Jenrette, Inc. and the American Council of Life Insurance. Age: 64. Date First Elected: June 1993.

     RICHARD W. MILLER. Mr. Miller has been Senior Executive Vice President and Chief Financial Officer of AT&T since December 1995. From August 1993 to November 1995, he was the Executive Vice President and Chief Financial Officer of AT&T. From March 1990 to July 1993, Mr. Miller was the Chairman, President and Chief Executive Officer of Wang Laboratories, Inc. ('Wang'). Age: 55. Date First Elected: December 1993.

     S. LAWRENCE PRENDERGAST. Mr. Prendergast has been the Vice President and Treasurer of AT&T since 1983. From February 1990 to March 1993, Mr. Prendergast was a director and Vice Chairman of Old Capital and from October 1984 to March 1990 he was a director of Old Credit. Age: 54. Date First Elected: January 1993.

     MAUREEN B. TART. Ms. Tart has been Vice President and Controller of AT&T since March 1994. From April 1993 to February 1994, Ms. Tart was Senior Vice President and Chief Financial Officer of the Company. From February 1990 to March 1993, Ms. Tart was Senior Vice President and Chief Financial Officer of Old Capital. She was also Treasurer of Old Capital from February 1990 to May 1991. Age: 40.

     BROOKS WALKER, JR. Mr. Walker has been a general partner of Walker Investors, a venture capital firm, since 1978. From 1968 to 1987, Mr. Walker was the Chairman and President of United States Leasing International, Inc. Mr. Walker is also a director of Gap, Inc. and Pope & Talbot, Inc. Age: 67. Date First Elected: June 1993.

     MARILYN J. WASSER. Ms. Wasser has been Vice President -- Law and Secretary of AT&T since May 1994. From December 1983 to April 1994, Ms. Wasser held various positions in the AT&T Law Department. Age: 40. Date First Elected: April 1995.

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The business of the Company is managed under the direction of the Board of Directors. There were six meetings of the Board and 17 committee meetings in 1995, with individual attendance averaging 83% of such meetings. Messrs. Lowrie, Marx and McGinn attended less than 75% of the aggregate meetings.

     Because of the number of matters requiring Board consideration, and to make the most effective use of individual Board members' capabilities, the Board of Directors has established several Committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. The functions of these Committees, their current members and the number of meetings held during 1995 are described below.

     The EXECUTIVE COMMITTEE possesses the powers of the Board to manage and direct the business of the Company during the interval between Board meetings, except as limited by Delaware law and except for those matters assigned to the other Board Committees. The members of the Executive Committee, which met twice in 1995, are Messrs. Miller (Chairman), Prendergast, Wajnert and Walker.

     The COMPENSATION COMMITTEE, which consists entirely of directors independent of the Company (i.e., directors who do not receive compensation as an officer or employee of the Company or any of its subsidiaries), recommends to the Board the compensation arrangements for, and grants of awards and incentive payments to, the Company's Chief Executive Officer and certain other senior officers who are members of the Company's Corporate Leadership Team; approves compensation arrangements for, and grants of awards and incentive payments to, certain other of the Company's senior officers; considers matters related to management development and succession; administers certain of the Company's compensation plans; periodically reviews the competitive position of the Company's total compensation relative to the Company's peers and competitors; and approves certain benefit plans of the Company and its subsidiaries. The members of the Compensation Committee, which met six times in 1995, are Messrs. Miller (Chairman), McGinn and Melone.

     The AUDIT COMMITTEE, which is composed entirely of directors independent of both the Company and AT&T, reviews the financial reporting standards and practices of the Company and the Company's internal financial controls to monitor the independence of the Company's public auditors, the integrity of management and the adequacy of financial disclosures to stockholders. To further the foregoing, the Audit Committee recommends the firm to be appointed as independent auditors to audit the Company's financial statements; reviews the scope and results of the audit with the independent auditors; reviews with management and the independent auditors the Company's interim and year-end operating results; and considers the adequacy of the internal accounting and auditing procedures of the Company. The Company's internal auditors and the independent auditors each have the opportunity to meet alone with the Audit Committee and have unrestricted access to the Audit Committee. The members of the Audit Committee, which met four times in 1995, are Messrs. Walker (Chairman), Clancey and Kelly.

     The BUSINESS REVIEW COMMITTEE, which is composed entirely of directors independent of both the Company and AT&T, reviews, and establishes guidelines and procedures with respect to, certain agreements, transactions or arrangements (collectively, 'Related Party Transactions') with AT&T, customers of AT&T, directors of the Company or entities in which a director of the Company has a financial interest. The Business Review Committee's role is to provide the Company with an independent committee to review, or provide guidance in connection with, Related Party Transactions to ensure that the transactions are fair to the Company and its stockholders. The members of the

Business Review Committee, which met three times in 1995, are Messrs. Melone (Chairman), Clancey and Kelly.

     The SPECIAL COMMITTEE, which is composed entirely of directors independent of both the Company and AT&T, was created by the Company's Board of Directors on October 3, 1995, to act upon such matters that may arise in the course of considering alternative ways to maximize shareowner value (in connection with AT&T's announced plans to sell its remaining interest in the Company to the general public or another company), and in which there may be a conflict between the interests of AT&T and those of the Company and its minority shareowners and to make recommendations thereon to the Company's board or shareowners. The members of the Special Committee, which met twice in 1995, are Messrs. Melone (Chairman), Clancey, Kelly and Walker.

COMPENSATION OF DIRECTORS

     Directors who do not receive compensation as an employee of the Company or any of its affiliates (including AT&T) (collectively, 'Non-Employee Directors') are paid an annual retainer fee of $18,500 and a fee of $1,000 for each meeting of the Board that such director attends, and an annual retainer fee of $3,250 for service as Chairman of any committee of the Board and a fee of $1,000 for each committee meeting attended by such director. All Non-Employee Directors are reimbursed for out-of-pocket expenses incurred in attending meetings.

     On an annual basis on the day after the Company's annual stockholders' meeting, Non-Employee Directors receive an option to purchase 1,000 shares of the Company's Common Stock at the fair market value of the Common Stock on the date of the grant. Such options vest on the day before the Company's annual stockholders' meeting next following the date of the grant and would generally be forfeited to the Company if the Non-Employee Director ceases to be a member of the Board prior to such date.

     In addition, each Non-Employee Director may from time to time elect to receive, in lieu of the cash retainer that would otherwise be payable to such Non-Employee Director, on each date on which such retainer would otherwise be payable during the period that such election is in effect, either (i) restricted stock with a fair market value as of such payment date equal to the amount of such retainer payment or (ii) an option to purchase that number of shares of Common Stock that has an aggregate fair market value as of such payment date equal to two and one-half times the amount of such retainer payment, with an exercise price per share equal to the fair market value of the Common Stock on such date.

     Such restricted stock is non-transferable until the day before the Company's annual stockholders' meeting next following the date of grant and would be generally forfeited to the Company if the Non-Employee Director ceases to be a member of the Board prior to such date.

     Such options would be exercisable only during the period commencing on the day before the annual meeting of the Company's stockholders next following the date of grant and ending 10 years after the date of grant, and may be exercised in whole or in part at any time during such period. If a Non-Employee Director ceases to be a member of the Board before such options become exercisable, such options would be cancelled.

     Pursuant to the Company's 1993 Directors' Deferred Compensation Plan ('DDCP'), each Non-Employee Director may elect to defer all or any part of the cash compensation payable to such Non-Employee Director until a date specified by the Non-Employee Director or, if earlier, the March 15 following the calendar year during which such Non-Employee Director's service as a member of the

Company's Board terminates. Deferred compensation is credited to a deferred compensation bookkeeping account and accrues interest at a per annum rate equal to the yield as of the first day of the applicable deferral year on United States Treasury Notes having a maturity of 10 years, plus 5 percent. Upon a 'change in control' (as defined in the DDCP), all deferred amounts will be paid in a lump sum within 3 business days after such change in control.

                               SECURITY OWNERSHIP

     The following tables set forth information with respect to beneficial ownership of the Company's Common Stock and AT&T's common stock as of January 1, 1996 by each director, by each nominee for director, by each of the five executive officers of the Company named in the Summary Compensation Table on page 14, by all directors and executive officers of the Company as a group, and by each person who is known to be the beneficial owner of more than 5% of the Common Stock:

              (a) SECURITY OWNERSHIP OF BENEFICIAL OWNERS OF MORE
                   THAN 5% OF THE COMPANY'S VOTING SECURITIES

                                                                                              AMOUNT OF
                                                                                             AND NATURE
                                                NAME AND ADDRESS OF                         OF BENEFICIAL    PERCENT
TITLE OF CLASS                                   BENEFICIAL OWNER                             OWNERSHIP      OF CLASS
------------------------  ---------------------------------------------------------------   -------------    --------

Common Stock              AT&T Capital Holdings, Inc.(1) ................................      6,037,500       12.9%
                          1013 Centre Road
                          Wilmington, DE 19805
Common Stock              AT&T Credit Holdings, Inc.(1) .................................     34,212,500       72.8%
                          1013 Centre Road
                          Wilmington, DE 19805

------------

(1) AT&T Credit Holdings, Inc. is a direct, wholly-owned subsidiary of AT&T Capital Holdings, Inc., which is a direct, wholly-owned subsidiary of AT&T. Accordingly, both AT&T and AT&T Capital Holdings, Inc. may be deemed the beneficial owner of all 40,250,000 shares of Common Stock shown in the table. On September 20, 1995, AT&T announced plans to sell its remaining equity interest in the Company to the general public or another company.

   (b) SECURITY OWNERSHIP OF DIRECTORS, NOMINEES FOR DIRECTOR AND MANAGEMENT
                I. EQUITY SECURITIES OF AT&T CAPITAL CORPORATION

                                                                                                      AMOUNT OF
                                                                                                      AND NATURE
                                                                                                          OF
                                                                                                      BENEFICIAL
TITLE OF CLASS                                    NAME OF BENEFICIAL OWNER                           OWNERSHIP(1)
------------------------  ------------------------------------------------------------------------   ------------

Common Stock              John P. Clancey.........................................................         3,927(3)
Common Stock              James P. Kelly..........................................................         6,315(3)
Common Stock              Gerald M. Lowrie........................................................         1,000
Common Stock              William B. Marx, Jr.....................................................             0
Common Stock              G. Daniel McCarthy......................................................        48,891(2)(3)
Common Stock              Richard A. McGinn.......................................................             0
Common Stock              Joseph J. Melone........................................................         4,000(3)
Common Stock              Richard W. Miller.......................................................         2,000
Common Stock              Ruth A. Morey...........................................................        45,481(2)(3)
Common Stock              S. Lawrence Prendergast.................................................         2,000
Common Stock              Irving H. Rothman.......................................................        73,597(2)(3)
Common Stock              Maureen B. Tart.........................................................         2,000
Common Stock              Charles D. Van Sickle...................................................        62,934(2)(3)
Common Stock              Thomas C. Wajnert.......................................................       124,658(2)
Common Stock              Brooks Walker, Jr.......................................................        10,565(3)
Common Stock              Marilyn J. Wasser.......................................................             0
All directors and executive officers (17 persons) as a group, including the above.................       419,968(4)

------------

(1) Such ownership interests for each individual director and named executive officer and for all directors and executive officers as a group do not exceed 1 percent of the outstanding Common Stock.

(2) Pursuant to the Company's Senior Management Share Ownership Policy, as amended (the 'Ownership Policy') originally adopted by the Compensation Committee on July 23, 1993, as a condition to continued employment in any of certain senior management positions with the Company, each of the named executive officers, as well as other members of the Company's senior management team, (i) were required to purchase the full number of shares offered to such executives under the Company's 1993 Leveraged Stock Purchase Plan (the 'LSPP') and/or the Company's 1993 Long Term Incentive Plan (the 'LTIP') and (ii) are prohibited from making any 'Disqualifying Disposition' of 'Eligible Shares' (as such terms are defined in the Ownership Policy) during the term of the Ownership Policy (i.e., until August 31, 2000). Under the LSPP and/or the LTIP, the named executive officers were required to purchase (and did purchase) the following number of shares of the Company's Common Stock: Mr. Wajnert, 124,558 shares; Mr. Rothman, 53,372 shares; Mr. Van Sickle, 47,093 shares; Mr. McCarthy, 42,697 shares, and Ms. Morey, 38,930 shares. Such purchases were funded in large part by loans made by the Company to the named executive officers (see 'Indebtedness of Management' beginning on page 23 for additional information regarding such loans).

                                              (footnotes continued on next page)

(footnotes continued from previous page)

(3) Includes shares obtainable upon exercise of stock options which are exercisable prior to March 1, 1996 as follows: Mr. Clancey -- 2,000; Mr. Kelly -- 5,565; Mr. McCarthy -- 6,194; Mr. Melone -- 2,000; Ms.
    Morey -- 5,551; Mr. Rothman -- 20,225; Mr. Van Sickle -- 15,841; and Mr. Walker -- 5,565.

(4) Includes  beneficial ownership of 62,941 shares  that may be acquired within
    60  days  pursuant  to  stock  options  awarded  under  employee   incentive
    compensation plans.

                         II. EQUITY SECURITIES OF AT&T

                                                                                                      AMOUNT OF
                                                                                                      AND NATURE
                                                                                                          OF
                                                                                                      BENEFICIAL
TITLE OF CLASS                                    NAME OF BENEFICIAL OWNER                           OWNERSHIP(1)
------------------------  ------------------------------------------------------------------------   ------------
Common Stock              John P. Clancey.........................................................            0
Common Stock              James P. Kelly..........................................................            0
Common Stock              Gerald M. Lowrie........................................................      106,730(2)
Common Stock              William B. Marx, Jr.....................................................      150,395(2)
Common Stock              G. Daniel McCarthy......................................................        1,232(2)
Common Stock              Richard A. McGinn.......................................................       78,654(2)
Common Stock              Joseph J. Melone........................................................            0
Common Stock              Richard W. Miller.......................................................       71,481(2)
Common Stock              Ruth A. Morey...........................................................        3,171(2)
Common Stock              S. Lawrence Prendergast.................................................       31,599(2)
Common Stock              Irving H. Rothman.......................................................           15(2)
Common Stock              Maureen B. Tart.........................................................       21,578(2)
Common Stock              Charles D. Van Sickle...................................................            0(2)
Common Stock              Thomas C. Wajnert.......................................................       12,818(2)
Common Stock              Brooks Walker, Jr.......................................................          125
Common Stock              Marilyn J. Wasser.......................................................       16,146(2)
All directors and executive officers (17 persons) as a group, including the above.................      493,966(3)

------------

(1) Such ownership interests for each individual director and named executive officer and for all directors and executive officers as a group do not exceed 1 percent of AT&T's outstanding common stock.

(2) Includes shares obtainable upon exercise of stock options which are exercisable prior to March 1, 1996 as follows: Mr. Lowrie -- 102,582; Mr. Marx -- 147,238; Mr. McCarthy -- 1,200; Mr. McGinn -- 69,653; Mr.
    Miller --  62,187;  Mr. Prendergast  --  31,105;  Ms. Tart  --  17,697;  Mr.
    Wajnert -- 12,587 and Ms. Wasser -- 13,127.

(3) Includes  beneficial ownership of 457,376 shares that may be acquired within
    60  days  pursuant  to  stock  options  awarded  under  employee   incentive
    compensation plans.

                            ------------------------

     The Company is required to identify any director or executive officer who failed timely to file with the Securities and Exchange Commission a required report relating to ownership and changes in ownership of the Company's equity securities. Based on material provided to the Company, no director or executive officer so failed to file such a report.

                             EXECUTIVE COMPENSATION
                        COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

     The Compensation Committee of the Board (the 'Committee') is responsible for approving and recommending to the Board the salaries, annual bonus and long-term incentive payments, grants and awards for all the Company's executive officers, including the Company's Chief Executive Officer (the 'CEO'). The following report describes the actions of the Committee and the Board regarding compensation of executive officers for 1995.

COMPENSATION PHILOSOPHY

     The Company's compensation programs are designed to link an executive's compensation to the performance of the Company and the interests of stockholders and to provide competitive compensation for executives. For 1995, the Company targeted total annual cash compensation at approximately 85% of the median total annual cash compensation of a select group of leasing and finance companies and publicly traded banking and financial services companies that compete directly with the Company in its principal businesses for capital and executive talent (the 'Peer Group'). Except for the eleven leasing and finance companies in the Peer Group that are not publicly traded, these are the same companies whose performance is reflected in the Performance Graph that follows this report (page
19).

     The compensation mix for the Company's executives reflects a balance of annual awards, including cash incentive awards and long-term equity-based awards. Annual cash incentive awards are granted based on the achievement of the Company's financial targets and individual performance. Emphasis, however, is placed on plans that provide awards based on price appreciation with respect to, and dividends paid on, the Company's Common Stock. These plans are also structured to attract, motivate, and retain the valuable executive talent necessary for the continued success of the Company.

     Consistent with the emphasis on equity-based plans, the Company's executive officers at the time of the IPO were required by the Company to purchase, contemporaneously with the IPO and pursuant to the LSPP, shares of the Company's Common Stock at the IPO price.

     For an executive officer to be eligible to receive stock option grants and other awards under the Company's 1993 Long Term Incentive Plan (the 'LTIP'), such executive officer must generally hold the shares that such executive was required to purchase under the LSPP. In addition, pursuant to the Company's Senior Management Share Ownership Policy (the 'Share Ownership Policy'), as a condition to continued employment, the Company's executive officers are, with certain exceptions, prohibited from selling shares purchased under the LSPP and LTIP until August 31, 2000. As indicated in the Table entitled 'Equity Securities of AT&T Capital Corporation' beginning on page 7, Mr. Wajnert, the Company's CEO, owns 124,658 common shares. As a group, the executive officers own 388,161 common shares (see note 2 to the Table for a more complete description of the Share Ownership Policy).

     Section 162(m) of the Internal Revenue Code, enacted as part of the Omnibus Budget Reconciliation Act of 1993, generally denies a publicly-held corporation a federal income tax deduction for compensation in excess of $1 million paid to its CEO or any of its other four most highly compensated executive officers (the 'named executives'). Exceptions are made for, among other things, performance-based compensation.

     Although   the   Company   intends   to   satisfy   the   requirements  for
performance-based compensation with respect to options and long-term cash incentive compensation for named executives, the Committee has been advised that options granted under the LSPP and the LTIP as well as amounts paid pursuant to the Share Performance Incentive Plan (the 'SPIP') at this time appear not to be subject to Section 162(m) as a result of the application of various transition rules. Although the awards under such plans are in essence performance-based, before the transition period expires, the Company intends to propose certain changes to such plans to put them in technical compliance with the performance-based exception. To ensure that annual incentive compensation paid to named executives qualifies as performance-based, the Company adopted the 1995 Senior Executive Annual Incentive Plan (the 'SEAIP'). The Company's six executive officers are currently the sole eligible participants in the SEAIP. Notwithstanding the maximum awards payable under the SEAIP, the Committee has exercised, and intends to continue to exercise, its discretion under such plan to ensure the awards thereunder are consistent with the compensation philosophy described herein. No compensation paid to any named executive officer for 1995 was nondeductible because of Section 162(m).

     The Committee believes that, on balance, the Company's executive compensation programs are achieving the goal of linking a substantial portion of compensation to the Company's performance and to the interests of shareholders. For example, 57% of the named executives' total cash compensation for 1995 was from incentives tied directly to the Company's performance. In particular, Mr. Wajnert received 57% of his cash compensation from performance-based incentives, compared to 49% in 1994. When the potential present value of stock option grants are included (assuming (i) the 10% annual rate of appreciation used in the table entitled 'Option Grants in 1995' on page 16 and (ii) a discount rate of 6.5%), more than 79% of total direct compensation paid in 1995 to the named executive officers was from such incentives. The Committee believes that the compensation program and the Share Ownership Policy appropriately align executive compensation with the creation of shareholder value.

COMPENSATION ELEMENTS

     The Company's executive officer compensation consists of two principal elements: (1) an annual component and (2) a long-term component. The policies with respect to each of these elements, as well as the basis for determining the compensation of the CEO, are described below.

ANNUAL COMPONENT

     Individual target incentive amounts under the Company's SEAIP, as described below, and base salaries were targeted on a combined basis at approximately 85% of the median total annual cash compensation of the Peer Group. For 1995, because of overperformance by the executive officers, total annual cash compensation paid to the executive officers ranged from 140% to 170% of such target and 119% to 145% of the median total annual cash compensation of the Peer Group. The allocation of annual cash compensation between an individual's target incentive amount and his or her base salary is made by the Committee based on its discretionary assessment of the appropriate level of fixed pay (base salary) versus variable pay (target incentive amount). The SEAIP provides for annual cash awards based on Company and individual performance during the year. Subject to the Committee's discretion to pay a lesser amount, the maximum amount available for payment of awards for each participant is equal to 1% of the Company's consolidated net income (after adjustment to omit the effects of any extraordinary items and the cumulative effects of changes in accounting principles) for such year. Cash awards payable to participants in the SEAIP, to the extent amounts are available for payment, may be determined by the Committee by considering the Company's performance goals and the participant's target award. As discussed below, cash awards paid to the executive officers for 1995 under the SEAIP ranged from 225% to 289% of individual target incentive amounts.

     A participant's target award is determined by multiplying the participant's target percentage by his or her annual base salary. Individual target percentages are established by the Committee and, for 1995, ranged from 50% - 60% of base salary.

     Performance criteria are selected by the Committee for such calendar year and may be comprised of several factors related to the Company's financial and strategic performance and the participant's individual performance. For 1995, the performance criteria were weighted as follows: 40% on earnings per share, 10% on annual financing volumes, 10% on the ratio of the Company's operating expenses to net revenue, 10% on the percentage of the Company's non-AT&T related earnings at year end and 30% on shared and individual objectives. The performance goals established by the Committee were generally exceeded for 1995.

     Shared and individual objectives are established by the Committee for the CEO, and the Committee reviews the objectives established by the CEO for each of the other executive officers. For 1995, each category of objectives was equally weighted in determining SEAIP awards. Shared objectives for 1995 focused on efforts to integrate change management and cost reduction initiatives; implement strategic initiatives in global vendor financing, global syndication capability, financing services for small and mid-sized businesses, and global high-technology asset management; implement global technology initiatives; enhance communications with investors, members and the Company's Board of Directors; reinforce standards for enterprise leadership; and deploy quality initiatives. Individual objectives were set in accordance with the Company's policy that individual objectives support strategic and operational objectives by reflecting commitment to three interest groups: stockholders, customers, and employees (whom the Company refers to as 'members'). Individual performance objectives varied by executive officer. The Committee makes a subjective assessment of executive performance vis-a-vis the shared and individual performance objectives. For 1995, the Committee determined that all executive officers exceeded their shared and individual performance objectives.

LONG-TERM COMPONENT

     The long-term component of executive compensation, which is designed to align stockholders' and executive officers' interests, consists of awards under the LTIP and the SPIP. Under the LTIP, the Committee may grant various stock-based awards, including stock options, stock appreciation rights, restricted stock awards, performance shares, and other stock awards.

     Together, awards under the LTIP and SPIP are targeted to provide an opportunity for long-term compensation at the median long-term compensation opportunity provided by the Peer Group. Specific performance factors, either individual or Company-based, were not taken into account by the Committee in determining these target awards. Stock options were granted in 1995 with an exercise price equal to the fair market value of the Company's Common Stock on the date of the grant and are generally exercisable between one and ten years from the date granted.

SHARE PERFORMANCE INCENTIVE PLAN

     Under the SPIP (which is further described in the notes to the Long-Term Incentive Plans table on page 18), in 1993 executive officers received awards entitling them to receive cash payouts with respect to each of the three-year performance periods ending on June 30, 1996, 1997, 1998, 1999 and 2000, respectively, depending on the Company's total return to stockholders during each period as measured against two benchmarks. The Company's total return to stockholders is determined in accordance with a calculation methodology established by the Compensation Committee and may be adjusted by the Committee to reflect transactions affecting the Company's stock price during a performance period (e.g., a stock dividend, merger or other corporate transaction). No additional awards can be made under the SPIP.

     One benchmark is the average Total Return during such performance period relative to a benchmark group of companies (the 'Benchmark Group'). Because not all the Peer Group companies are publicly traded, the Committee determined that the Benchmark Group for purposes of the SPIP would be a group of 24 New York Stock Exchange traded companies, each of which has a current market value relatively similar to that of the Company and is a competitor of the Company in the leasing or finance business. These are the same companies whose performance is reflected in the Performance Graph that follows this report (on page 19). In certain circumstances, the Committee may change its selection of companies that comprise the Benchmark Group for purposes of the SPIP. See note 2 to the Performance Graph for additional information about the Benchmark Group.

     The average Total Return of the Benchmark Group is determined by first calculating the average Total Return for each of two sub-groups within the Benchmark Group (one sub-group consists of 14 commercial banks and the other sub-group consists of 10 leasing and finance companies), then averaging the average Total Return of the two sub-groups. Within each sub-group, Total Return is calculated in a manner consistent with the calculation of Total Return for purposes of the Performance Graph. This methodology for calculating the Total Return of the Benchmark Group is employed because of the significantly higher capitalization level of the bank sub-group relative to the leasing and finance company sub-group, and the importance of giving the leasing and finance companies in the Benchmark Group a significant amount of weight in determining the Total Return of the Benchmark Group.

     Assuming that the Company has met the second benchmark as described below, the target payout for such period will be achieved if the Company's Total Return for such period exceeds the average Total Return of the Benchmark Group for such period by 1.5 percentage points. The maximum payout will be achieved if the Company's Total Return exceeds the average Total Return of the Benchmark Group by at least 3.0 percentage points.

     The second benchmark is designed to ensure that no payout will be achieved unless Total Return exceeds a 'risk-free' rate of return without regard to the level of relative performance. The second benchmark is the interest rate on three-year Treasury Notes as of the beginning of such performance period. If the Company's Total Return during such performance period does not exceed such 'risk-free' rate by at least 1.5 percentage points, no payouts will be made under the SPIP with respect to such period. (For additional information regarding the SPIP and the Benchmark Group, see note 1 to the Long Term Incentive Plans table on page 18 and note 2 to the Performance Graph beginning on page 19).

     The allocation of long-term compensation awards between awards under the LTIP and awards under the SPIP was made by the Committee based on its subjective assessment of the appropriate level of stock-based versus cash-based long-term awards. Specific performance factors, either individual or Company, were not taken into account by the Committee in determining the size and mix of these long-term awards.

                                CEO COMPENSATION

     Mr. Wajnert's 1995 performance was reviewed by the Committee which made recommendations to the Board concerning the annual component (base salary and annual incentive) and long-term component (options) of his compensation.

ANNUAL COMPONENT

     The CEO's salary was increased 10.6% to $510,000 by the Committee effective March 1, 1995. After taking into account such increase, the CEO's base salary is approximately 17% below the median salary for CEOs within the Peer Group.

     For 1995, the CEO received an annual incentive payout of $677,808 under the Company's SEAIP. The payout under the SEAIP represented 225% of the CEO's target annual award. This payment was based, in large part, on the facts that the Company exceeded its earnings per share (EPS) target and that, in the Committee's judgment, the CEO achieved or exceeded his individual performance goals.

     In addition to leading the Company through a financially successful year, the CEO exceeded both his shared and individual performance objectives. The objectives for which the CEO was accountable included shared objectives with other members of the corporate leadership team for change management and cost reduction, implementation of several strategic business and technology initiatives, enhancing communications with various constituencies, reinforcing leadership standards and deploying quality initiatives.

LONG-TERM COMPONENT

     The CEO's long-term compensation opportunity from awards under the SPIP and option grants under the LTIP approximates 59% of his total compensation for 1995. The CEO's total performance based awards (annual and long term incentives) represent approximately 83% of his total compensation. The Committee believes that an appropriate amount of pay is contingent upon the performance of the Company, and that the CEO's compensation is properly aligned with the creation of shareholder value.

                                          The Compensation Committee
                                          Richard W. Miller, Chairman
                                          Richard A. McGinn
                                          Joseph J. Melone

     The following table sets forth the compensation paid during the past three fiscal years to the Company's Chief Executive Officer and the four most highly compensated executive officers in 1995.

                           SUMMARY COMPENSATION TABLE

                                                 ANNUAL COMPENSATION                LONG-TERM COMPENSATION
                                          ----------------------------------    ------------------------------

                                                                                    AWARDS          PAYOUTS
                                                                            --------------------- ------------
                                                                   OTHER    RESTRICTED SECURITIES
                                                                   ANNUAL     STOCK    UNDERLYING                     ALL
                                                                COMPENSATION AWARD(s)  OPTIONS(3)/   LTIP            OTHER
 NAME AND PRINCIPAL POSITION     YEAR   SALARY($)    BONUS($)      ($)(1)    ($)(2)     SARS(#)   PAYOUTS($)(4) COMPENSATION($)(5)
------------------------------   -----  ---------    ---------    --------  ---------  --------   ------------- ------------------
Thomas C. Wajnert, Chairman of
  the Board & Chief Executive
  Officer.....................   1995     502,079      677,808    11,718        0       60,000      218,228        103,935
                                 1994     452,838      441,755    23,207        0       50,000      209,416         81,888
                                 1993     371,750      342,032    24,875        0      206,941      246,623         25,302
Irving H. Rothman, Group
  President...................   1995     291,768      376,381     4,960        0       10,500      192,000         49,458
                                 1994     271,666      217,360     1,447        0       28,725            0         47,832
                                 1993     252,083      233,350         0        0       78,600      205,508          3,954
Charles D. Van Sickle,
  Group President.............   1995     284,344      346,900     7,594        0       10,500            0         46,684
                                 1994     250,000      205,449     6,086        0       24,341            0         41,588
                                 1993     220,833      191,688       657        0       70,527       20,985          3,750
G. Daniel McCarthy, Senior
  Vice President, General
  Counsel, Secretary and Chief
  Risk Management Officer.....   1995     233,414      337,283     3,119        0        7,500            0         41,392
                                 1994     217,333      167,343     5,154        0       13,194            0         36,745
                                 1993     180,500      156,759     2,639        0       58,246        1,653         10,965
Ruth A. Morey,
  Senior Vice President and
  Corporate Resources
  Officer.....................   1995     231,798      266,568     6,437        0        7,500            0         40,617
                                 1994     206,000      169,287     4,798        0       12,551            0         33,815
                                 1993     163,750      142,235       598        0       53,557       20,520          9,866

------------

(1) Includes (a) dividend equivalents paid to Mr. Wajnert with respect to long-term performance shares prior to the end of the applicable three-year performance periods and (b) tax payment reimbursements on behalf of Mr. Wajnert, Mr. Rothman, Mr. Van Sickle, Mr. McCarthy and Ms. Morey.

(2) The named executive officers each purchased at fair market value shares of the Company's Common Stock (which shares are subject to certain transfer restrictions) under the LSPP in 1993 (see note 2 to the Security Ownership table beginning on page 7 and 'Indebtedness of Management' beginning on page 23 for additional information regarding the LSPP). Under the LSPP, the named executive officers purchased the following number of shares of the Company's Common Stock which they still hold as restricted shares: Mr. Wajnert, 124,558 shares; Mr. Rothman, 53,372 shares; Mr. Van Sickle, 47,093 shares; Mr. McCarthy, 42,697 shares; and Ms. Morey, 38,930 shares. Mr. Wajnert's aggregate

                                              (footnotes continued on next page)

(footnotes continued from previous page)
    AT&T performance shares (i.e., awards of units equivalent in value to AT&T common shares, the payout with respect to which may range from 0% to 150% of such performance shares based on AT&T's return-to-equity performance compared to a target) as of December 31, 1995 is 3,659 performance shares, 3,659 of which performance shares vested on December 31, 1995. The value of Mr. Wajnert's performance shares (assuming target payouts) as of December 31, 1995 is $236,463. As indicated in note (1) above, Mr. Wajnert is entitled to receive dividend equivalents with respect to such performance shares. Such performance shares were all granted prior to 1994.

(3) Includes options to purchase the Company's Common Stock and options to purchase AT&T common stock. All options to purchase AT&T common stock were awarded prior to the IPO in 1993. All amounts indicated for 1994 and 1995 represent options to purchase the Company's Common Stock and amounts indicated for 1993 are as follows: Mr. Wajnert was awarded an option to purchase 12,587 shares of AT&T common stock and options to purchase 194,354 shares of the Company's Common Stock; Mr. Rothman was awarded an option to purchase 2,350 shares of AT&T common stock and options to purchase 76,250 shares of the Company's Common Stock; Mr. Van Sickle was awarded an option to purchase 2,350 shares of AT&T common stock and options to purchase 68,177 shares of the Company's Common Stock; Mr. McCarthy was awarded an option to purchase 1,200 shares of AT&T common stock and options to purchase 57,046 shares of the Company's Common Stock; and Ms. Morey was awarded an option to purchase 1,100 shares of AT&T common stock and options to purchase 52,457 shares of the Company's Common Stock. The following table entitled 'Option Grants in 1995' (page 16) provides additional information regarding the option grants disclosed in this column.

(4) Includes distributions in 1993, 1994 and 1995 to Mr. Wajnert of performance shares whose three-year performance periods ended December 31, 1992, December 31, 1993 and December 31, 1994, respectively. The value of 3,000 AT&T restricted shares which vested in 1993 are also reflected in his payouts for that year. The 1993 amounts for Messrs. Rothman, Van Sickle and McCarthy and Ms. Morey reflect cash payouts under the Company's 1990 Long-Term Incentive Compensation Plan. The value of 3,000 AT&T restricted shares which vested in 1993 and the value of 3,000 AT&T restricted shares which vested in 1995 are also reflected in Mr. Rothman's payouts for 1993 and 1995.

(5) Includes (a) Company contributions in 1995 to the Company's Retirement and Savings Plan and related non-qualified plans (Mr. Wajnert, $87,567; Mr. Rothman, $49,458; Mr. Van Sickle, $46,684; Mr. McCarthy, $41,392; and Ms. Morey, $40,617), and (b) the dollar value of the benefit of premiums paid for split-dollar life insurance policies (Mr. Wajnert, $16,368). Under the Company's Retirement and Savings Plan and related non-qualified retirement plans, an eligible participant may make a basic contribution of 1% to 6% of annual pay (i.e., salary and annual bonus), and the Company contributes a matching payment equal to two-thirds of the basic contribution. The Company also makes a uniform points contribution to each participant based on pay and service currently equal to 6% to 13% of annual pay. The amounts for 1993 include Company contributions under the AT&T Long-Term Savings Plan. Under the AT&T Long-Term Savings Plan, an eligible employee may make a basic contribution of 2% to 6% of salary and bonus, and AT&T contributes an amount equal to two-thirds of the basic contribution. Certain IRS limitations cause executive officers and certain other managers to lose AT&T contributions and certain senior managers of AT&T (including Mr. Wajnert) received a lump sum payment in the following calendar year equal to any lost AT&T contribution. Neither Mr. Wajnert nor any other member continues to participate in the AT&T Long-Term Savings Plan (see 'Defined Benefit Plan Retirement Benefits' beginning on page 20).

     The following table sets forth the number of shares of the Company's Common Stock subject to stock options granted to the individuals listed in the Summary Compensation Table during 1995, together with related information.

                             OPTION GRANTS IN 1995

                                                             INDIVIDUAL GRANTS
                                             --------------------------------------------------   POTENTIAL REALIZABLE
                                             NUMBER OF                                              VALUE AT ASSUMED
                                             SECURITIES    PERCENT OF                             ANNUAL RATE OF STOCK
                                             UNDERLYING  TOTAL OPTIONS    EXERCISE                 PRICE APPRECIATION
                                              OPTIONS      GRANTED TO     OR BASE                  FOR OPTION TERM(3)
                                              GRANTED     EMPLOYEES IN     PRICE     EXPIRATION   ---------------------
                   NAME                       (#)(1)     FISCAL YEAR(2)    ($/SH)       DATE       5%($)       10%($)
-------------------------------------------  ---------   --------------   --------   ----------   --------   ----------
Thomas C. Wajnert..........................    60,000        18.016%       $25.00      1/19/05    $943,341   $2,390,613
Irving H. Rothman..........................    10,500         3.153%        25.00      1/19/05     165,084      418,357
Charles D. Van Sickle......................    10,500         3.153%        25.00      1/19/05     165,084      418,357
G. Daniel McCarthy.........................     7,500         2.252%        25.00      1/19/05     117,917      298,826
Ruth A. Morey..............................     7,500         2.252%        25.00      1/19/05     117,917      298,826

------------

(1) Options become exercisable within three years after the grant date.

(2) The indicated percentages represent the aggregate options to purchase the Company's Common Stock granted to the named executive officers expressed as a percentage of the aggregate of options to purchase the Company's Common Stock granted to all members of the Company and its subsidiaries in 1995.

(3) The 5 and 10 percent growth rates are set forth in accordance with the rules of the Securities and Exchange Commission. Because the exercise price for such options equals the market price of the Common Stock on the date of grant, no gain to the executives is possible without an increase in the stock price, which increase would benefit the stockholders as a whole. Zero growth in the stock price will result in zero realizable value to the executive. The 5 and 10 percent growth rates are intended for illustration only and are not intended to be predictive of future growth, if any; the actual value, if any, that may be realized by any executive will depend on the market price of the Common Stock on the date of exercise.

     The following table sets forth the number of shares of the Company's Common Stock subject to stock options exercised by the individuals listed in the Summary Compensation Table during 1995, together with related information, and the value of unexercised options.

                AGGREGATED COMPANY OPTION/SAR EXERCISES IN 1995
                         AND YEAR-END OPTION/SAR VALUES

                                                                                NUMBER OF
                                                                                SECURITIES             VALUE OF
                                                                                UNDERLYING            UNEXERCISED
                                                                               UNEXERCISED           IN-THE-MONEY
                                                                             OPTIONS/SARS AT        OPTIONS/SARS AT
                                                                            FISCAL YEAR-END(#)    FISCAL YEAR-END($)
                                          SHARES                            ------------------    -------------------
                                        ACQUIRED ON                            EXERCISABLE/          EXERCISABLE/
                NAME                    EXERCISE(#)    VALUE REALIZED($)      UNEXERCISABLE          UNEXERCISABLE
-------------------------------------   -----------    -----------------    ------------------    -------------------

Thomas C. Wajnert....................          0                 0                 0/304,354      $      0/$3,737,799
Irving H. Rothman....................          0                 0            10,161/105,314        142,889/1,274,031
Charles D. Van Sickle................          0                 0              7,725/95,293        108,632/1,156,320
G. Daniel McCarthy...................          0                 0              2,883/74,857           40,542/877,710
Ruth A. Morey........................          0                 0              2,532/69,976           35,606/823,629

     The following table sets forth the number of shares of AT&T common stock subject to stock options exercised by the individuals listed in the Summary Compensation Table during 1995, together with related information, and the value of unexercised options.

                  AGGREGATED AT&T OPTION/SAR EXERCISES IN 1995
                         AND YEAR-END OPTION/SAR VALUES

                                                                                NUMBER OF
                                                                                SECURITIES              VALUE OF
                                                                                UNDERLYING            UNEXERCISED
                                                                               UNEXERCISED            IN-THE-MONEY
                                                                             OPTIONS/SARS AT        OPTIONS/SARS AT
                                                                            FISCAL YEAR-END(#)     FISCAL YEAR-END($)
                                                SHARES                      ------------------    --------------------
                                              ACQUIRED ON       VALUE          EXERCISABLE/           EXERCISABLE/
                    NAME                      EXERCISE(#)    REALIZED($)      UNEXERCISABLE          UNEXERCISABLE
--------------------------------------------  -----------    -----------    ------------------    --------------------

Thomas C. Wajnert...........................     12,535       $ 311,330        12,587/37,500      $   173,857/$489,061
Irving H. Rothman...........................      2,350          31,284                  0/0                       0/0
Charles D. Van Sickle.......................      9,585         228,572                  0/0                       0/0
G. Daniel McCarthy..........................          0               0              1,200/0                  16,575/0
Ruth A. Morey...............................      2,231          46,549                  0/0                       0/0

     The following table sets forth, with respect to the individuals listed in the Summary Compensation Table, awards to such individuals during 1993 under the Company's 1993 Share Performance Incentive Plan (and related information). Although the awards were made in 1993, a portion of the awards relates to a performance period that began in 1995 (see note 1 below).

                  LONG-TERM INCENTIVE PLANS -- AWARDS IN 1995

                                                                                    ESTIMATED FUTURE PAYOUTS UNDER
                                            NUMBER OF          PERFORMANCE            NON-STOCK PRICE-BASED PLANS
                                         SHARES, UNITS OR    OR OTHER PERIOD     -------------------------------------
                                           OTHER RIGHTS      UNTIL MATURATION    THRESHOLD      TARGET       MAXIMUM
                 NAME                        ($ OR #)           OR PAYOUT        ($ OR #)      ($ OR #)      ($ OR #)
--------------------------------------   ----------------    ----------------    ---------    ----------    ----------

Thomas C. Wajnert.....................       (1)                 1993-2000         (1)        $2,201,787    $4,403,575
Irving H. Rothman.....................       (1)                 1993-2000         (1)         1,232,084     2,464,167
Charles D. Van Sickle.................       (1)                 1993-2000         (1)         1,232,084     2,464,167
G. Daniel McCarthy....................       (1)                 1993-2000         (1)           978,142     1,956,283
Ruth A. Morey.........................       (1)                 1993-2000         (1)           978,142     1,956,283

------------

(1) The AT&T Capital Corporation 1993 Share Performance Incentive Plan (the 'SPIP') was adopted on June 10, 1993. The purpose of the SPIP is to reward key members of the Company's management team, including the named executive officers, for increases in stockholder value that exceed those of other financial services companies. The SPIP will remain in effect through June 30, 2000. Under the SPIP, eligible employees, including the named executive officers, received awards entitling them to receive cash payouts with respect to each of the three-year 'performance periods' ending June 30, 1996, 1997, 1998, 1999 and 2000, respectively, provided that their employment has not terminated prior to the end of the applicable performance period. See 'Compensation Committee Report on Executive Compensation -- Long-Term Component -- Share Performance Incentive Plan' above for a description of the SPIP.

PERFORMANCE GRAPH

     The following line graph compares the cumulative total return(1) on an investment in the Company's Common Stock during the period beginning on July 28, 1993 (the first day that the Common Stock was publicly traded) and ending on December 31, 1995, with that of (i) the Standard & Poor's ('S&P') 500 Stock Index and (ii) the Benchmark Group(2).


                              [PERFORMANCE GRAPH]

AT&T CAPITAL CORPORATION          100           102.99            91.31           165.68
S&P 500                           100           105.61           107.01           147.20
BENCHMARK GROUP                   100            99.87           100.03           151.82
                              7/28/93         12/31/93         12/31/94         12/31/95

   (1) Assumes $100 invested on July 28, 1993 in the Company's Common Stock (at the closing price of the Common Stock on such date), the S&P 500 Index and the common stocks of the Benchmark Group. Cumulative total return assumes reinvestment of dividends.

   (2) The Benchmark Group is currently composed of a group of 24 publicly traded financial services companies, each of which is in the leasing or finance business. The performance of the Benchmark Group companies is used by the Company to determine awards made to participants in the Company's SPIP (see the note to the Long-Term Incentive Plans table on page 18 for more information regarding the SPIP). The current members of the Benchmark Group are: Amsouth Bancorporation, Bancorp Hawaii Inc., Bank of Boston Corp., Beneficial Corp., Comdisco, Inc., First Bank System, Inc., First of America Bank Corp., First Virginia Banks, Inc.,
       Firstar Corp., GATX, Corp., The FINOVA Group, Inc. (formerly 'GFC Financial Corp.'), Household International Inc., Integra Financial Corp., Anixter International Inc. (formerly 'Itel Corp.'), MBNA Corp., PHH
       Corp.,  Republic  New  York  Corp., Rollins  Truck  Leasing  Corp., Ryder

                                              (footnotes continued on next page)

(footnotes continued from previous page)
       System Inc., Signet Banking Corp., Southern National Corp., Synovus Financial Corp., UJB Financial Corp. and XTRA Corp. The Performance Graph included in the Company's Proxy Statement relating to its 1995 annual stockholders' meeting, disclosed the cumulative total return of an investment in a Benchmark Group comprised of 25 companies. Shawmut National Corp. was excluded from the Benchmark Group in 1995 because it was acquired by Fleet Financial Group and ceased to be publicly traded.

DEFINED BENEFIT PLAN RETIREMENT BENEFITS

     Through December 31, 1993, most of the Company's management employees, including all the named executive officers, participated in the AT&T Management Pension Plan ('AT&TMPP'), a non-contributory pension plan which covers all management employees, including executive officers, of AT&T and certain of its affiliates. The normal retirement age under this plan is 65; however, retirement before age 65 can be elected under certain conditions. Through December 31, 1993, certain of the Company's executive officers also participated in the AT&T Non-Qualified Pension Plan. Pension benefits under this plan will generally commence at the same time as benefits under the AT&TMPP.

     Messrs. Rothman, Van Sickle and Wajnert and certain other management employees of the Company who were hired at age 35 or over are covered by a supplemental AT&T Mid-Career Pension Plan. The plan provides additional pension credits equal to the difference between age 35 and their maximum possible years of service attainable at age 65, but not to exceed actual net credited service, at approximately one-half the rate of the AT&TMPP.

     Messrs. Wajnert, Rothman, Van Sickle and McCarthy and Ms. Morey ceased to participate in the above-mentioned pension plans effective January 1, 1994. Their accrued annual pension amounts under these plans are $105,660, $61,221, $45,799, $26,434 and $21,003, respectively. Pensions will be payable to each of them when each reaches age 65. Amounts shown are straight-life annuity amounts not reduced by a joint and survivorship provision which is available to these executive officers.

     The Company established its own retirement and benefit plans effective January 1, 1994. The Company also established two nonqualified pension plans, effective January 1, 1994, in which the named executive officers participate: the AT&T Capital Corporation Executive Benefit Plan ('EBP') and the AT&T Capital Corporation Supplemental Executive Retirement Plan ('SERP').

     The EBP is designed to provide supplemental pension benefits to members of the Company's Corporate Leadership Team (6 of the Company's senior executives, including the named executives) and certain of the Company's Strategic Business Leaders designated by the Compensation Committee by providing an additional source of income at retirement based on a percentage of the executive's final pay.

     Under the EBP, a participant's benefit equals 40% of 'Final Pay' (as defined in the EBP), less benefits provided under all other qualified and non-qualified sources from both AT&T and the Company (including the SERP described below, subject to reduction if benefits commence before age 60).

     Under the SERP, certain executives will be provided with supplemental retirement benefits to ease the transition from coverage under the AT&TMPP to coverage under the Company's new defined contribution plan.

     For eligible executives, the SERP will provide a benefit equal to the difference between 95% of the benefit that the AT&TMPP would have provided (if the executive had remained covered by the AT&TMPP) and the retirement plan benefit under the Company's new defined contribution plans plus the individual's frozen AT&TMPP benefit.

     To be eligible for the SERP, the executive must have been a participant in the AT&TMPP as of December 31, 1993, and either (i) be a member of the Company's Leadership Forum, or (ii)(a) have total pay for 1993 of at least $115,200 or have total pay for the 36 months preceding termination of employment averaging at least twice the Social Security Wage Base and (b) have (as of December 31,
1993) at least 10 years of combined service with the Company and AT&T or be within 10 years of service pension eligibility under the AT&TMPP.

     The executive must also meet the requirements for service pension eligibility in effect under the AT&TMPP as of the date he or she leaves the Company, assuming the executive was covered by the AT&TMPP from his or her date of hire to the date the executive leaves the Company. For eligible executives leaving the Company prior to age 60, the SERP benefit will be actuarially reduced.

     The EBP and the SERP are considered 'unfunded' plans under the Employee Retirement Income Security Act of 1974, as amended; however, the Company has made a contribution to a rabbi trust to satisfy its obligations under the EBP.

EMPLOYMENT, CHANGE IN CONTROL AND TERMINATION ARRANGEMENTS

     The SPIP, SEAIP, LTIP, LSPP and the EBP contain certain provisions which become operative upon a 'Sale of Control' (as defined in such plans). The Company has also adopted a Leadership Severance Plan ('LSP') in which the named executives participate, pursuant to which benefits may become payable on certain terminations of employment prior to and following a change in control (as defined in the LSP). Consummation of AT&T's plans announced on September 20, 1995, to pursue the sale of its equity interest in the Company may constitute a Sale of Control or change in control for purposes of such provisions.

     With respect to the SPIP, in the event that (i) a 'Sale of Control' or a 'Material Adverse Amendment' (certain amendments to, or terminations of, any of certain material agreements between the Company and AT&T, that (x) is likely to have a material adverse effect on the financial performance of the Company on a consolidated basis or the fair market value of the Company's Common Stock and
(y) has not been approved by a majority of the Non-Employee Directors) occurs on or prior to the third anniversary of the IPO and (ii) in the case of a Sale of Control, there is a 'Qualifying Termination' (i.e., certain terminations of employment within one year before or two years after a Sale of Control) of a participant, an accelerated cash payout will be made under the SPIP to such participant in an amount equal to 50% of the maximum payout for all pending and future performance periods under the SPIP (discounted to present value at a risk-free rate of return). If such an event occurs after the third anniversary of the IPO, but on or prior to June 30, 2000, in addition to the payment of any payout accrued with respect to any completed performance periods, an accelerated payout to each applicable participant will be made equal to 100% of the maximum payout for all pending and future performance periods under the SPIP (similarly discounted). Similarly, if a 'Disaffiliation Event' (which is defined generally as a decrease in AT&T's ownership of Common Stock of the Company to less than 50% of the outstanding shares coupled with a withdrawal by AT&T of the Company's right to use the 'AT&T' or 'NCR' names pursuant to the License Agreement between the Company and AT&T) occurs at any time during the term of the SPIP, the Total Return of the Company and the average Total Return of the Benchmark Group for the period commencing on the beginning of each pending performance period and ending on the date of such event will be determined and, assuming that the 'risk free' rate of return test is met or exceeded, a cash payout will be made at such time with respect to each such period in accordance with the normal payout criteria. At the end of each such pending performance period, the Total Return of the Company and the average Total Return for the Benchmark Group for the completed period will again be calculated, and if a higher payout results for such period in accordance with the normal SPIP rules, the excess of such higher payout over any amount paid at the time of the Disaffiliation Event will be paid to such participant. Payouts with respect to performance periods beginning after the Disaffiliation Event will also be made in accordance with normal SPIP rules.

     The SPIP has also been amended, subject to shareholder approval, to provide that upon the consummation of a transaction that has or will have the effect of the Common Stock of the Company no longer being publicly-traded (a 'Private Sale'), the Company shall pay to each participant (a) for each pending performance period under the SPIP, an accelerated award payout equal to 100% of such participant's maximum payout and (b) for each performance period completed within 12 months prior to a Private Sale, an amount equal to the excess of the maximum payout over the actual payout previously made for such completed performance period.

     In the event of a 'Qualifying Termination' under the SEAIP, each participant in the SEAIP becomes vested with the right to receive a cash award for that year equal to the higher of (i) 110% of that participants' target incentive, if any, and (ii) such participants' cash award for the immediately preceding year.

     In the event of a 'Qualifying Termination' of the employment of a participant in the LTIP in connection with a 'Sale of Control' of the Company, any forfeiture restrictions applicable to any awards previously granted to such member under the LTIP will automatically expire and all such awards that are subject to vesting provisions will automatically be deemed fully vested. Without limiting the foregoing, in order to maintain the participants' rights in the event of a 'Change in Control' of the Company, the Compensation Committee, as constituted before such Change in Control, may, as to any award granted under the LTIP or any stock option granted under the LSPP, take any one or more of the following actions: (i) accelerate the vesting of such award so that it may be exercised in full on or before a date fixed by the Compensation Committee, (ii) repurchase any such award, in whole or in part, upon such participant's request,
(iii) make such adjustments to such award as the Compensation Committee deems appropriate to reflect such Change in Control or (iv) cause such award to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation after such Change in Control. The Compensation Committee has provided under the LTIP that restrictions and forfeiture provisions on restricted stock awards to employees will lapse (i) on the date immediately prior to the date of a merger, reorganization, consolidation or other similar corporate transaction in which shares of restricted stock are exchanged or converted into cash ('CIC Event') or (ii) if the CIC Event occurs prior to August 5, 1996, on August 5, 1996.

     In the event of a 'Sale of Control' followed by a 'Qualifying Termination', the restrictions on transfer with respect to shares purchased under the LSPP will automatically lapse.

     The EBP provides for 100% accelerated vesting for the named executives upon the occurrence of (i) a change in control of the Company or (ii) the participant's termination of employment (other than a 'Nonqualifying Termination' as defined in the EBP).

     Under the LSP, in the event of (x) a termination of employment as a result of a reduction in force, change in operations, facility relocation or closing or other job elimination or (y) a 'Qualifying Termination' of employment in connection with a Change in Control (a 'RIF Termination'), each of the named executives would receive severance benefits equal to (i) the greater of (A) 2 weeks' compensation for each full year of continuous service and (B) 200% of Final Annual Pay and (ii) 135% of the premium which would be required to maintain 'COBRA' continuing medical and dental coverage for 24 months (the 'continuation period'). If the named executive's employment is terminated by the Company (other than as a result of a RIF Termination, cause, disability or retirement), the executive would receive severance benefits equal to (i) the greater of (A) one weeks' compensation for each full year of continuous service and (B) 150% of Final Annual Pay and (ii) 135% of an 18-month continuation period 'COBRA' premium.

     Additional benefits upon severance include continued basic life insurance and supplemental life insurance (at the executive's cost) for the relevant continuation period. By executing a release of claims, the executive may receive an enhanced severance payment equal to 20% of a RIF Termination severance payment or 40% of an other eligible termination severance payment, as the case may be. If any payments from the Company under the LSP or otherwise, would be subject to an excise tax under Section 4999 of the Internal Revenue Code, then the named executive would be entitled to receive an additional payment so that he would retain an amount of such payments as if the excise tax had not applied.

INDEBTEDNESS OF MANAGEMENT

     Each of the individuals named in the Summary Compensation Table is indebted to the Company pursuant to notes executed under the LSPP. Under the LSPP, each named senior executive required to participate in the LSPP purchased shares of Common Stock with an aggregate purchase price approximately equal to a specified multiple of such executive's base salary.

     Between 88.5% and 97.7% of the purchase price for the shares of Common Stock purchased by a participant under the LSPP (the 'Purchased Shares') was paid for out of the proceeds of a seven-year full recourse loan (a 'Loan') made by the Company to such participant, with the balance of such purchase price being paid by such participant in cash. Interest accrues on each Loan at the rate of 6% per annum compounded annually (or, if higher, the safe harbor rate under applicable tax laws as of the date of purchase of the Purchased Shares). Except as set forth below, such interest will be payable only at maturity. If a participant selected a principal amount for the Loan exceeding 88.5% of the purchase price for the Purchased Shares, the participant is required to make monthly payments during the term of such Loan (unless the Compensation Committee authorizes payments to be made on a less frequent basis) equal to 1.4532% of such excess principal amount (assuming a 6% loan interest rate), which payments may be required to be effected through payroll deductions or another mechanism approved by the Compensation Committee while the participant is employed with the Company and are applied first to accrued interest, and then to principal, until such Loan is paid in full.

     The Purchased Shares of a participant are pledged to the Company to secure repayment of the Loan to such participant.

     The following table sets forth for each officer named in the Summary Compensation Table the largest aggregate amount of his or her indebtedness to the Company (all of which is related to the Loans referred to above) outstanding at any time during 1995 (the 'Highest 1995 Loan Balance') and the amount of the indebtedness outstanding as of December 31, 1995 (the 'Current Balance'):

                                                                       CURRENT BALANCE       HIGHEST 1995
                               NAME                                  AT DECEMBER 31, 1995    LOAN BALANCE
------------------------------------------------------------------   --------------------    ------------

Thomas C. Wajnert ................................................        $2,795,753          $2,795,753
  Chairman of the Board & Chief
  Executive Officer
Irving H. Rothman ................................................         1,197,163           1,197,163
  Group President
Charles D. Van Sickle ............................................         1,057,021           1,057,021
  Group President
G. Daniel McCarthy ...............................................           957,693             957,693
  Senior Vice President,
  General Counsel, Secretary
  and Chief Risk Management Officer
Ruth A. Morey ....................................................           873,715             873,715
  Senior Vice President and
  Corporate Resources Officer

                    B -- APPOINTMENT OF INDEPENDENT AUDITORS
                           (ITEM B ON THE PROXY CARD)

     Upon the recommendation of the Audit Committee, which is composed entirely of Non-Employee Directors, the Board of Directors has appointed Coopers & Lybrand L.L.P. as independent auditors for the Company to audit its consolidated financial statements for 1996 and to perform audit-related services, including review of the Company's quarterly interim financial information and periodic reports and registration statements filed with the Securities and Exchange Commission and consultation in connection with various accounting and financial reporting matters. Coopers & Lybrand L.L.P. also performs non-audit services for the Company.

     The Board has directed the appointment of Coopers & Lybrand L.L.P. be submitted to the stockholders for approval. The affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote on the proposal at the Annual Meeting is required for approval. If the stockholders do not approve the appointment of Coopers & Lybrand L.L.P., the Audit Committee and the Board will reconsider the appointment. Coopers & Lybrand L.L.P. has audited the consolidated financial statements of the Company and its predecessors since 1985, and audits the consolidated financial statements of AT&T.

     The Company has been advised by Coopers & Lybrand L.L.P. that it expects to have a representative present at the Annual Meeting and that such representative will be available to respond to appropriate questions. Such representative will also have the opportunity to make a statement if he or she desires to do so.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS INDEPENDENT AUDITORS.

                       C -- 1993 LONG TERM INCENTIVE PLAN
                           (ITEM C ON THE PROXY CARD)

GENERAL

     At the Annual Meeting, the stockholders are being asked to reapprove the material terms of the Company's 1993 Long Term Incentive Plan ('LTIP'), as amended by the Board of Directors, to increase the number of shares reserved for issuance thereunder by 1,500,000 shares to 3,500,000 shares of Common Stock and to limit the number of shares subject to stock options and stock appreciation rights that may be granted to any employee ('member') in any calendar year to 300,000. The LTIP was adopted by the Board on June 10, 1993, approved by the stockholders on June 25, 1993, and 2,000,000 shares were reserved for issuance thereunder.

     As of January 1, 1996, 405,106 shares of Common Stock were available for issuance under the LTIP (exclusive of the increase in shares subject to stockholder approval at this Annual Meeting). In addition, options to purchase 1,351,822 shares were outstanding and 17,252 shares of Common Stock had been purchased pursuant to the exercise of options granted under the LTIP at an average exercise price per share of $23.32.

     The LTIP authorizes the Compensation Committee to grant incentive and non-statutory stock options as well as restricted stock, stock appreciation rights ('SARs'), performance units and other performance and incentive awards (collectively, 'Awards'). Pursuant to the LTIP, the Compensation Committee has delegated authority to a committee of the Company's 'Senior Managers' ('CLT') to grant Awards to members who are not senior officers or directors of the Company and to cancel or suspend Awards to such members.

     The LTIP was structured to allow the Compensation Committee and the CLT broad discretion in creating equity incentives to assist the Company in attracting, retaining and motivating the best available members for the successful conduct of its business. The Board believes the remaining shares under the LTIP are not sufficient to accomplish these purposes. Therefore, the Board is proposing the increase to the shares reserved under the LTIP discussed herein and anticipates this increase will meet the Board's hiring and retention goals over approximately the next 4 years. The continuation of the LTIP is subject to the receipt of stockholder approval. Provisions have been included in the LTIP to satisfy the conditions to avoid the limitations on deductibility under Section 162(m) of the Internal Revenue Code with respect to stock options and SARs.

SUMMARY OF THE LTIP

     The essential features of the LTIP are outlined below. The description of the LTIP is qualified in its entirety by reference to the specific provisions of the LTIP, the full text of which is set forth as Exhibit A to this Proxy Statement.

     PURPOSE. The purpose of the LTIP is to encourage selected members to acquire a proprietary interest in the Company, and to provide an additional incentive to members to contribute to the Company's long term success and prosperity (and, thus, enhance the value of the Company for the benefit of its stockholders), and to enhance the ability of the Company to attract and retain members of exceptional talent. The LTIP is also designed to permit the Company to attract and retain its Non-Employee Directors.

     ELIGIBILITY. All members of the Company and its subsidiaries, as well as all of the Non-Employee Directors of the Company are eligible to participate in the LTIP. As of the Record Date, there were approximately 2,850 members and four directors eligible to receive Awards under the LTIP.

     ADMINISTRATION. The LTIP is administered by the Compensation Committee. The Compensation Committee has full authority to select members to whom Awards may from time to time be granted, determine the number and terms of such Awards, interpret and administer the LTIP, and establish rules and regulations that such agents shall deem appropriate for the proper administration of the LTIP. Decisions of the Compensation Committee are final, conclusive and binding on all persons, including the Company and any participant in the LTIP. Pursuant to the LTIP, the Compensation Committee has delegated to the CLT the authority to grant, cancel or suspend Awards to members who are not senior officers or directors of the Company.

     STOCK OPTIONS. The LTIP permits the granting of non-transferable stock options that are either intended to qualify as incentive stock options or are not intended to so qualify. Annual stock option grants are expected to be made under the LTIP to executive officers, certain senior executives or managers, certain managers at the business unit level and certain key members (collectively, the 'Key Managers'). The annual grant to each Key Manager will be based on the position of such Key Manager and will be determined annually by the Compensation Committee or its delegate. As more fully described in the section of this Proxy Statement entitled 'Compensation of Directors' (beginning on page
5), options are also granted periodically under the LTIP to Non-Employee Directors.

     The purchase price per share of stock purchasable under any stock option granted pursuant to the LTIP is determined by the Compensation Committee or its delegate, but will generally not be less than 100% of the fair market value of the stock on the date of the grant of such option. The term of each option is fixed by, and options are exercisable at such time or times as determined by, the Compensation Committee or its delegate.

     STOCK APPRECIATION RIGHTS. The Compensation Committee or its delegate may also grant SARs alone or together with new or existing options. Upon exercise of an SAR, the holder thereof is entitled to receive the excess of the fair market value of the shares for which the right is exercised over the grant price of the SAR. The grant price (which may not be less than the fair market value of the shares on the date of the grant) and other terms of the SAR are determined by the Compensation Committee or its delegate.

     RESTRICTED STOCK. Awards of restricted stock may also be granted under the LTIP. Restricted stock is Common Stock that is subject to forfeiture and is not transferable until certain restrictions established by the Compensation Committee or its delegate lapse. Recipients of restricted stock are not required to provide consideration other than the rendering of service. A participant has, with respect to restricted stock, all of the rights of the stockholders of the Company, including the right to vote the shares and the right to receive any cash dividends, unless the Compensation Committee or its delegate determines otherwise.

     PERFORMANCE AWARDS. Performance Awards based on the achievement of specified performance criteria during specified performance periods, in each case as determined by the Compensation Committee or its delegate, may also be granted under the LTIP. Such Awards may include performance shares, which consist of units valued by reference to a designated number of shares of Common Stock, or performance units, which consist of units valued by reference to a designated amount of property other than shares of Common Stock. Such Awards may be paid in cash, shares of Common Stock or other property or any combination thereof.

     OTHER AWARDS. Under the LTIP, the Compensation Committee may also grant other stock unit Awards that are valued in whole or in part by reference to, or are otherwise based on, Common Stock or other securities of the Company. These Awards may be paid in Common Stock or other securities of the Company, cash, or any other form of property, as determined by the Compensation Committee or its delegate.

     AMENDMENT AND TERMINATION. The Board of Directors may amend or terminate the LTIP at any time, but no amendment or termination shall be made that would impair the rights of a participant under an Award theretofore granted, without the participant's consent. Also, the Board may not amend the Plan to increase the total number of shares reserved for purposes of the LTIP or change the members or directors eligible to participate in the LTIP without the approval of the Company's stockholders. The Compensation Committee may at any time amend the terms of any Award theretofore granted or substitute a new Award for such previously granted Award, but no such amendment or substitution shall impair the rights of any participant without his or her consent. In addition, to the extent necessary to comply with Rule 16b-3 of the Securities Exchange Act of 1934 (or any other applicable law or regulation), the Company shall obtain stockholder approval of any LTIP amendment in such manner and to such extent as required.

     QUALIFYING TERMINATION. In the event of a qualifying termination of the employment of a member in connection with a sale of control of the Company, any forfeiture restrictions applicable to any Awards will automatically expire and all such Awards that are subject to vesting provisions will automatically be deemed fully vested. Without limiting the foregoing, the Compensation Committee may as to any Award granted to a member, in order to maintain the member's rights in the event of any 'change of control' of the Company, take any one or more of the following actions: (1) provide for the acceleration of vesting of an Award, (2) provide for the repurchase of any such Award, in whole or in part, upon such member's request; (3) make such adjustments to such Award as the Compensation Committee deems appropriate to reflect such change of control; or
(4) cause an Award to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation after such change of control.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of the U.S. Federal income tax consequences generally arising in connection with grants of stock options under the LTIP. A participant will not recognize any income upon the grant of a stock option. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company will be entitled to a corresponding deduction. A participant will not recognize any income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for at least two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, such shares are disposed of within such period, then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess of (a) the lesser of
(i) the amount realized upon such disposition and (ii) the fair market value of such shares on the date of exercise over (b) the exercise price, and the Company will be entitled to a corresponding deduction.

PARTICIPATION IN THE LTIP

     The grant of Awards under the LTIP to members, including the executive officers named in the summary compensation table (the 'Named Officers'), is subject to the discretion of the Compensation Committee or the CLT, as appropriate. As of the date of this Proxy Statement, there has been no determination by either of such committees with respect to future Awards to members under the LTIP. Accordingly, future Awards to members are not determinable.

     The following table sets forth information with respect to the grant of options during 1995 to the Named Officers, to all current executive officers as a group, to all current directors who are not executive officers as a group, and to all members who are not executive officers as a group. All stock options were granted at a fair market value exercise price.

                                 PLAN BENEFITS

                                                                                                      AVERAGE EXERCISE
                                                                             SECURITIES UNDERLYING       PRICE PER
                       NAME OF INDIVIDUAL OR GROUP                            OPTIONS GRANTED(#)        SHARE($/SH)
--------------------------------------------------------------------------   ---------------------    ----------------

Thomas C. Wajnert ........................................................           60,000                 25.00
  Chairman of the Board and Chief Executive Officer
Irving H. Rothman ........................................................           10,500                 25.00
  Group President
Charles D. Van Sickle ....................................................           10,500                 25.00
  Group President
G. Daniel McCarthy .......................................................            7,500                 25.00
  Senior Vice President, General Counsel, Secretary and Chief Risk
  Management Officer
Ruth A. Morey ............................................................            7,500                 25.00
  Senior Vice President -- Corporate Resources Officer
All Current Executive Officers As a Group.................................          103,500                 25.00
All Current Directors Who Are Not Executive Officers As a Group...........            7,254                 27.42
All Employees Who Are Not Executive Officers As a Group...................          229,532                 27.72

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE 'FOR' THE REAPPROVAL OF THE LTIP.

                             ADDITIONAL INFORMATION

OTHER ACTION AT THE MEETING

     The Board of Directors is not aware of any other matter to be presented for action at the Annual Meeting. If any additional matters are properly presented, the shares represented by a properly signed proxy card will be voted in accordance with the judgment of the persons named on the proxy card.

COST OF SOLICITATION

     The cost of solicitating proxies will be borne by the Company. In addition to solicitation by mail, certain members of the Company may solicit proxies personally or by telephone or other means of communication. The Company will also reimburse its transfer agent for expenses in connection with the distribution of proxy material to brokers and other persons holding stock in their names or those of their nominees for their reasonable expenses in sending proxy material to their principals. The Company has retained Georgeson & Company Inc., at an estimated cost of $5,000 plus reimbursement of out-of-pocket expenses, to assist in the solicitation of proxies.

STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

     Stockholders may submit proposals on matters appropriate for stockholder action at the Company's annual meetings consistent with regulations adopted by the Securities and Exchange Commission and the Company's By-Laws. Proposals intended for inclusion in the proxy statement for the 1997 Annual Meeting must be received by the Company not later than November 20, 1996. Proposals should be directed to the attention of the Corporate Secretary's Office, AT&T Capital Corporation, 44 Whippany Road, Morristown, New Jersey 07962-1983.

                                          By Order of the Board of Directors

                                          G. DANIEL McCARTHY
                                          Senior Vice President, General
                                          Counsel, Secretary and Chief
                                          Risk Management Officer

March 19, 1996

                                                                       EXHIBIT A

                            AT&T CAPITAL CORPORATION
                         1993 LONG TERM INCENTIVE PLAN

     SECTION 1. Purpose. The purposes of the AT&T Capital Corporation 1993 Long Term Incentive Plan (the 'Plan') are (i) to encourage selected employees of AT&T Capital Corporation (the 'Company', as more fully defined below) and its Subsidiaries (as defined below) to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive for such employees to contribute to the Company's long-term success and prosperity, thus enhancing the value of the Company for the benefit of its stockholders, and to enhance the ability of the Company and its Subsidiaries to attract and retain employees of exceptional talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends and (ii) with respect to the provisions of Section 12 of the Plan, to enhance the ability of the Company to attract, retain and motivate non-employee directors.

     SECTION 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below. The determination of the Committee (as defined below) with respect to the meaning of any such term (as set forth below) shall be binding and conclusive on each Participant (as defined below) and any other Person claiming benefits on behalf of or on account of any Participant.

     (a) 'AT&T' shall mean AT&T Corp., a New York corporation.

     (b) 'AWARD' shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Performance Share, Performance Unit, Dividend Equivalent, Other Stock Unit Award, or any other right, interest, or option relating to Shares or other securities of the Company granted pursuant to the provisions of the Plan.

     (c) 'AWARD AGREEMENT' shall mean any written agreement, contract, or other instrument or document evidencing any Award hereunder and signed by both the Company and the Participant.

     (d) 'BOARD' shall mean the Board of Directors of the Company. Any action required or permitted to be taken by the Board hereunder may be taken by any committee of the Board to which the Board delegates the authority to take such action.

     (e) 'CAUSE' shall mean (i) a conviction of a Participant of a felony (whether or not such conviction is subject to appeal), (ii) a determination by the Board or the Committee that the Participant has defrauded the Company or any of its Subsidiaries, (iii) a determination by the Board or the Committee that the Participant has misappropriated any property or business of the Company or any of its Subsidiaries with a value in excess of $100.00 or intentionally damaged any property or business of the Company or any of its Subsidiaries or
(iv) a determination by the Board or the Committee that the Participant has engaged in willful and serious misconduct.

     (f) 'CHANGE IN CONTROL' shall mean the occurrence of any of the following events:

          (i) An acquisition (other than in a non-control transaction, as defined in clause (iii) below) of any Voting Securities by any 'PERSON' or 'GROUP' of persons (as such terms are used in Sections 13 and 14 of the Exchange Act), other than the Company, any Subsidiary or any employee benefit plan (or a trust forming a part thereof) maintained by the Company or any Subsidiary, as a result of which such person or group becomes the 'BENEFICIAL OWNER' (as such term is used in Section 13 of the Exchange Act) of Voting Securities representing fifteen percent (15%) or more of the combined voting power of all Voting Securities then outstanding; PROVIDED that no such acquisition shall be deemed to give rise to a Change in Control so long as, after giving effect to such acquisition, AT&T remains the beneficial owner of Voting Securities representing a greater percentage of the combined voting power of all Voting Securities then outstanding than is represented by the Voting Securities beneficially owned by such person or group; PROVIDED, FURTHER, that an acquisition of Voting Securities directly from the Company or any Subsidiary shall not be deemed to give rise to a Change in Control if, immediately prior to such acquisition, no person or group is directly or indirectly in 'CONTROL' of the Company (as such term is defined in Rule 405 under the Securities Act of 1933, as amended);

          (ii) The individuals who, as of the IPO Date, are members of the Board (the 'INCUMBENT BOARD'), cease for any reason to constitute at least two-thirds of the Board; PROVIDED, HOWEVER, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for the purposes of this definition, be considered a member of the Incumbent Board; PROVIDED, FURTHER, HOWEVER, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened 'ELECTION CONTEST' (as described in Rule 14a-11 under the Securities Exchange Act of 1934, as amended) or other actual or threatened solicitation of proxies or consents by or on behalf of any person or group other than the Board (a 'PROXY CONTEST'), including by reason of any agreement intended to avoid or settle any election contest or proxy contest; or

          (iii) The approval by the requisite vote of the Company's stockholders of:

             (A) a merger, consolidation or reorganization involving the Company, unless (1) the stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least sixty percent (60%) of the combined voting power of the outstanding voting securities of the corporation surviving such merger, consolidation or reorganization (the 'SURVIVING CORPORATION') in substantially the same proportion as their ownership of the Voting Securities of the Company immediately prior to such merger, consolidation or reorganization, (2) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the surviving corporation and (3) no Person (other than the Company, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the surviving corporation or any Subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization had beneficial ownership of fifteen percent (15%) or more of the then outstanding Voting Securities of the Company) has beneficial ownership of fifteen percent (15%) or more of the combined voting power of the surviving corporation's then outstanding voting securities (a transaction meeting the criteria set forth in the foregoing clauses (1) through (3) being sometimes referred to herein as a 'NON-CONTROL TRANSACTION');

             (B) A complete liquidation or dissolution of the Company; or

             (C) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

     Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred solely because any person or group becomes the beneficial owner of more than the permitted amount of the outstanding Voting Securities of the Company as a result of an acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of Voting Securities owned by such person or group, PROVIDED that if (i) a Change in Control would have been deemed to have occurred but for the operation of this sentence as a result of such acquisition of Voting Securities by the Company and (ii) such person or group thereupon or thereafter becomes the beneficial owner of any additional Voting Securities resulting in an increase in the percentage of the then outstanding Voting Securities beneficially owned by such person or group (and which percentage is in excess of fifteen percent (15%)), then a Change in Control shall be deemed to have occurred at the time of such acquisition of beneficial ownership of such additional Voting Securities by such person or group.

     (g) 'CODE' shall mean the Internal Revenue Code of 1986, as amended from time to time.

     (h) 'COMMITTEE' shall mean the Compensation Committee of the Board; PROVIDED that the Board may otherwise appoint (i) the Board, to the extent that all members of the Board are Disinterested Persons, or (ii) a committee consisting of two or more members of the Board, each of whom is a Disinterested Person, to act as the Committee.

     (i) 'COMPANY' shall mean AT&T Capital Corporation, a Delaware corporation, or its successor.

     (j) 'DIRECTOR PARTICIPANT' shall mean a Non-Employee Director who receives an Award under the Plan.

     (k) 'DIRECTORS OPTIONS' shall have the meaning set forth in Section 12(a) hereof.

     (1) 'DIRECTORS SHARES' shall have the meaning set forth in Section 12(a) hereof.

     (m) 'DISABILITY' means, with respect to a Participant, a determination by the Committee or an officer of the Company designated by it that such Participant has become 'disabled' within the meaning of the Company's long-term disability plan as in effect at the time.

     (n) 'DISINTERESTED PERSON' shall mean a 'disinterested person' as such term is used in Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor definition adopted by such Commission.

     (o) 'DIVIDEND EQUIVALENT' shall mean any right granted pursuant to Section 15(h) hereof.

     (p) 'EMPLOYEE' shall mean any salaried employee of the Company or of any Subsidiary.

     (q) 'EMPLOYEE PARTICIPANT' shall mean an Employee who is selected by the Committee to receive an Award under the Plan.

     (r) 'FAIR MARKET VALUE' shall mean, with respect to any property or rights, the market value of such property or rights determined by such methods or procedures as shall be established from time to time by the Committee.

     (s) 'INCENTIVE STOCK OPTION' shall mean an Option granted under Section 6 hereof that is intended to meet the requirements of Section 422 of the Code or any successor provisions thereto.

     (t) 'IPO' shall mean the initial public offering of common stock of the Company contemplated to be made by the Company during 1993.

     (u) 'IPO DATE' shall mean the closing date for the IPO.

     (v) 'NON-EMPLOYEE DIRECTOR' shall mean any director of the Company or of any Subsidiary who is not an officer or employee of the Company, any Subsidiary or any Non-Subsidiary Affiliate.

     (w) 'NONSTATUTORY STOCK OPTION' shall mean an Option granted under Section 6 hereof that is not an Incentive Stock Option.

     (x)  'NON-SUBSIDIARY  AFFILIATE'  shall  mean  any  Person  other  than   a
Subsidiary that directly, or through one or more intermediaries, controls or is under common control with the Company.

     (y) 'OPTION' shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

     (z) 'OTHER STOCK UNIT AWARD' shall mean any right granted to an Employee Participant by the Committee pursuant to Section 10 hereof.

     (aa) 'PARTICIPANT' shall mean an Employee Participant or a Director Participant, as the case may be.

     (ab) 'PERFORMANCE AWARD' shall mean any Award of Performance Shares or Performance Units pursuant to Section 9 hereof.

     (ac) 'PERFORMANCE PERIOD' shall mean that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

     (ad) 'PERFORMANCE SHARE' shall mean any grant pursuant to Section 9 hereof of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, or any combination thereof, upon achievement of such performance criteria during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

     (ae) 'PERFORMANCE UNIT' shall mean any grant pursuant to Section 9 hereof of a unit valued by reference to a designated amount of property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, or any combination thereof, upon achievement of such performance criteria during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

     (af)   'PERSON'  shall  mean   any  individual,  corporation,  partnership,
association,  joint-stock  company,   trust,  unincorporated  organization,   or
government or political subdivision thereof.

     (ag) 'QUALIFYING TERMINATION' of the employment of an Employee Participant with the Company and any relevant Subsidiaries in connection with a Sale of Control shall mean any of the following:

          (i) A termination of such employment by the Company and such Subsidiaries within two (2) years after such Sale of Control, other than a termination for Cause or in a case of Retirement, death or Disability;

          (ii)  A termination of such employment  by such Participant within two
     (2) years after such Sale of Control for one or more of the following reasons:

             (A) The assignment to such Participant of any duties inconsistent, in a way significantly adverse to such Participant, with such Participant's positions, duties, responsibilities and status with the Company and such Subsidiaries immediately prior to such Sale of Control, or a significant reduction in the duties and responsibilities held by such Participant immediately prior to such Sale of Control; a change in such Participant's reporting responsibilities, title or offices as in effect immediately prior to such Sale of Control that is significantly adverse to the Participant; or any removal of such Participant from or any failure to re-elect such Participant to any position with the Company or any such Subsidiary that such Participant held immediately prior to such Sale of Control except in connection with such Participant's promotion or a termination of employment for Cause or in a case of Retirement, death or Disability; or

             (B) A reduction by the Company or such Subsidiaries in such Participant's base annual salary as in effect immediately prior to such Sale of Control; the failure by the Company and such Subsidiaries to continue in effect any employee benefit plan or compensation plan in which such Participant was participating immediately prior to such Sale of Control unless such Participant is permitted to participate in other plans providing substantially comparable benefits to such Participant; or the taking of any action by the Company or such Subsidiaries that which would adversely affect such Participant's participation in or materially reduce such Participant's benefits under any such plan; or

             (C) The Company or such Subsidiaries requiring such Participant to be based anywhere other than such Participant's present work location or a location within twenty-five (25) miles from such present location; or the Company or such Subsidiaries requiring such Participant to travel on company business to an extent substantially more burdensome than such Participant's travel obligations immediately prior to such Sale of Control;

             PROVIDED that, in the case of any such termination of employment by the Participant, such termination shall not be deemed to be a Qualifying Termination unless such termination occurs within ninety (90) days after the occurrence of the events constituting the reason for such termination; or

          (iii) A termination of such employment by the Company and such Subsidiaries within one (1) year prior to such Sale of Control, other than a termination for Cause or in a case of Retirement, death or Disability, if the Participant can demonstrate that such termination (A) was at the request of a third party with which AT&T or its subsidiaries (other than the Company and its Subsidiaries to the extent that they are not directly or indirectly controlled by AT&T at the time) had entered into negotiations or an agreement with regard to such Sale of Control or (B) otherwise occurred in connection with, or in anticipation of, such Sale of Control, PROVIDED that, in either such case, such Sale of Control actually occurs.

     (ah) 'RESTRICTED STOCK' shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including, without limitation, any restriction on the right to vote such Share or the right to receive any dividends or distributions with respect to such Share), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

     (ai) 'RESTRICTED STOCK AWARD' shall mean an award of Restricted Stock under
Section 8 hereof.

     (aj) 'RETIREMENT' shall mean the voluntary retirement of a Participant pursuant to a retirement plan (or in the case of a Non-Employee Director, any retirement policy) of the Company or any relevant Subsidiary.

     (ak) 'SALE OF CONTROL' shall mean any Change in Control caused by AT&T or its subsidiaries (other than the Company and its Subsidiaries to the extent that they are not directly or indirectly controlled by AT&T at the time of such Change in Control).

     (al) 'SENIOR MANAGER' shall mean any member of the Company's Corporate Leadership Team (or any successor group comprised of the top executive officers of the Company).

     (am) 'SHARES' shall mean shares of the common stock of the Company, $.01 par value, and such other securities of the Company (or any successor thereto) as the Committee may from time to time determine.

     (an) 'STOCK APPRECIATION RIGHT' shall mean any right granted to an Employee Participant pursuant to Section 7 hereof to receive, upon exercise by the Participant, the excess of (i) the Fair Market Value of one Share on the date of exercise or, if the Committee shall so determine in the case of any such right other than one related to any Incentive Stock Option, at any time during a specified period before the date of exercise, over (ii) the grant price of the right as specified by the Committee, in its sole discretion, on the date of grant, which shall not be less than the Fair Market Value of one Share on such date. Any payment by the Company in respect of such right may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.

     (ao) 'SUBSIDIARY' shall mean (i) any Person that is directly or indirectly controlled by the Company or (ii) any other Person in which the Company has a significant equity interest, as determined by the Committee.

     (ap) 'VOTING SECURITIES' shall mean any shares of the capital stock or other securities of the Company that are generally entitled to vote in elections for directors.

     SECTION 3. Administration. (a) The Plan shall be administered by the Committee. The Committee shall have full power and authority to: (i) select the Employees to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Award to be granted to each Employee Participant hereunder; (iii) determine the number and kind of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder;
(v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property or cancelled or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares and other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the Participant;
(vii) interpret and administer the Plan and approve, interpret and administer any instrument or agreement entered into under the Plan; (viii) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

     (b) Decisions of the Committee shall be final, conclusive and binding upon all Persons, including the Company, any Participant, any stockholder of the Company, and any Employee. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings. The Committee may delegate to one or more Senior Managers or a committee of Senior Managers the right to grant Awards to Employees who are not officers or directors of the Company and to cancel or suspend Awards to Employees who are not officers or directors of the Company.

     (c) The Committee may employ attorneys, consultants, accountants or other Persons (who may be attorneys, consultants, accountants or Persons performing other services for the Company or any affiliate), and the Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Board or the Committee, nor any officer, director or employee of the Company or any Subsidiary acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan or the Awards granted hereunder, and all members of the Board and the Committee and each officer or employee of the Company or a Subsidiary acting on their behalf shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

     SECTION 4. Shares Subject to the Plan. (a) Subject to adjustment as provided in Section 4(b), the total number of Shares available for grant under the Plan shall be 3,500,000 shares (after giving effect to the 402,500 to 1 stock split contemplated to be effected on or prior to the IPO Date), reduced by the sum of the aggregate number of Shares then subject to (i) Options and Stock Appreciation Rights granted under the Plan that are not related to an Option and
(ii) other Awards granted under the Plan; PROVIDED, HOWEVER, that Stock Appreciation Rights and other Awards that may be exercised or settled solely for or in cash shall not affect the number of shares of Common Stock available for grants or awards under the Plan. To the extent (x) that an outstanding Option expires or terminates unexercised or is cancelled or forfeited (other than in connection with the exercise of a related Stock Appreciation Right) or (y) that an outstanding Stock Appreciation Right that is not related to an Option or other outstanding Award (other than a Restricted Stock Award) which may be exercised or settled (1) solely in Shares or (2) in Shares or cash expires or terminates unexercised or is cancelled or forfeited, then the Shares subject to the expired, unexercised cancelled or forfeited portion of such Option, Stock Appreciation Right or other Award shall again be available for grant under the Plan. In the event that all or a portion of (i) a Stock Appreciation Right that is not related to an Option and which may be exercised or settled solely in Shares or in Shares or cash, (ii) a Stock Appreciation Right that is related to an Option or (iii) a Performance Share is exercised or settled, the number of Shares subject to such Stock Appreciation Right or Performance Share (or portion thereof) shall again be available for grant under the Plan, except to the extent that Shares were delivered (or would have been delivered but were withheld to satisfy tax withholding obligations) upon exercise of the right or settlement of such Performance Share.

     (b) In the event of a stock split, stock dividend, combination of shares or any other change in the common stock of the Company, dividends or distributions payable in cash or property, or an exchange of such common stock for other securities, by reclassification, reorganization, redesignation, merger, consolidation, recapitalization, liquidation or other similar event, the Committee shall make such adjustments in the aggregate number and class of Shares which may be delivered under the Plan (and which may be granted pursuant to Options or Stock Appreciation Rights under Section 4(d)), in the number, class and option price of Shares subject to outstanding Options granted under the Plan, and in the value of, or number or class of Shares subject to, other Awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion. If any such adjustment would result in a fractional share of common stock being available for delivery under the Plan or subject to an Award, such fractional share shall be disregarded.

     (c) Shares to be delivered under the Plan shall be made available from authorized and unissued Shares or, authorized and issued Shares reacquired or held as treasury shares or otherwise, or a combination thereof.

     (d) Subject to adjustment as provided in Section 4(b), the total number of shares with respect to which Options or Stock Appreciation Rights may be granted to any Employee Participant during any calendar year shall not exceed 300,000.

     SECTION 5. Eligibility. Any Employee shall be eligible to be selected as an Employee Participant. Non-Employee Directors shall be eligible to participate in the Plan in accordance with Section 12.

     SECTION 6. Stock Options. Options may be granted hereunder to Employee Participants either alone or in addition to other Awards granted under the Plan for no consideration or for such consideration as may be required by the Committee. Any Option granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. The provisions of Option Awards need not be the same with respect to each Employee Participant. Any such Option shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable:

          (a) OPTION PRICE. The purchase price per share purchasable under an Option shall be determined by the Committee in its sole discretion; PROVIDED that in the case of each Incentive Stock Option such purchase price shall not be less than the Fair Market Value of the Share on the date of the grant of such Incentive Stock Option.

          (b) OPTION PERIOD. The term of each Option shall be fixed by the Committee in its sole discretion; PROVIDED that no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted.

          (c) EXERCISABILITY. Options shall be exercisable at such time or times as determined by the Committee at or subsequent to grant; PROVIDED that the Committee may not change the exercisability of any Option subsequent to the grant thereof in any way that is adverse to the Participant without such Participant's consent.

          (d) METHOD OF EXERCISE. Subject to the other provisions of the Plan and any applicable Award Agreement, any Option may be exercised by the Participant in whole or in part at such time or times, and the Participant may make payment of the option price in such form or forms, including, without limitation, payment by delivery of cash, Shares or other consideration (including, where permitted by law and the Committee, Awards) or by the withholding of Shares otherwise deliverable under an Award having a Fair Market Value on the exercise date equal to the total option price, or by any combination of cash, Shares and other consideration as the Committee may specify in the applicable Award Agreement.

          (e) FORM OF SETTLEMENT. In its sole discretion, the Committee may provide, at the time of grant, that the Shares to be issued upon the exercise of an Option shall be in the form of Restricted Stock or other similar securities, or may reserve the right so to provide after the time of grant.

     SECTION 7. Stock Appreciation Rights. Stock Appreciation Rights may be granted hereunder to Employee Participants either alone or in addition to other Awards granted under the Plan and may, but need not, relate to a specific Option granted under Section 6. The provisions of Stock Appreciation Rights need not be the same with respect to each Employee Participant. Any Stock Appreciation Right related to a Nonstatutory Stock Option may be granted at the same time such Option is granted or at any time thereafter before exercise or termination of such Option. Any Stock Appreciation Right related to an Incentive Stock Option must be granted at the same time such Option is granted. In the case of any Stock Appreciation Right related to any Option, the Stock Appreciation Right or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of shares not covered by the Stock Appreciation Right. Any Option related to any Stock Appreciation Right shall no longer be exercisable to the extent the related Stock Appreciation Right has been exercised. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate.

     SECTION 8. Restricted Stock. (a) ISSUANCE. Restricted Stock Awards may be issued hereunder to Employee Participants, for no consideration or for such consideration as may be required by applicable law or by the Committee, either alone or in addition to other Awards granted under the Plan. The provisions of Restricted Stock Awards need not be the same with respect to each Employee Participant.

     (b) REGISTRATION. Any Restricted Stock issued hereunder may be evidenced in such manner as the Committee in its sole discretion shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Restricted Stock awarded under the Plan, such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award and, if so required by the Committee, shall be deposited by the Participant with the Company or its designee, together with a stock power endorsed in blank.

     (c) FORFEITURE. Except as otherwise determined by the Committee at the time of grant, upon termination of employment for any reason during the restriction period, all shares of Restricted Stock then subject to restriction shall be forfeited by the Employee Participant and reacquired by the Company; PROVIDED that in the event of a Participant's Retirement, Disability, other termination of employment or death, or in cases of special circumstances, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to all or any portion of such Participant's Restricted Stock Award. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the Participant promptly after the period of forfeiture, as determined or modified by the Committee, shall have expired without forfeiture in respect of such shares of Restricted Stock.

     SECTION 9. Performance Awards. Performance Awards, consisting of Performance Shares or Performance Units, may be granted hereunder to Employee Participants, for no consideration or for such consideration as may be required by applicable law or by the Committee, either alone or in addition to other Awards granted under the Plan. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. Except as provided in Section 11, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property or any combination thereof, in the sole discretion of the Committee at the time of payment. The performance levels to be achieved for each Performance Period and the amount of the Award to be distributed shall be conclusively determined by the Committee.

Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis. The provisions of Performance Awards need not be the same with respect to each Employee Participant.

     SECTION 10. Other Stock Unit Awards. (a) STOCK AND ADMINISTRATION. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property ('Other Stock Unit Awards') may be granted hereunder to Employee Participants, either alone or in addition to other Awards granted under the Plan. Other Stock Unit Awards may be paid in Shares, other securities of the Company, cash or any other form of property as the Committee shall determine. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees to whom and the time or times at which such Awards shall be made, the number of shares of Stock to be granted pursuant to such Awards, and all other conditions of the Awards. The provisions of Other Stock Unit Awards need not be the same with respect to each Employee Participant.

     (b) TERMS AND CONDITIONS. Subject to the provisions of this Plan and any applicable Award Agreement, Shares subject to Awards made under this Section 10 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the Shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses. Shares (including securities convertible into Shares) granted under this Section 10 may be issued for no consideration or for such consideration as may be required by applicable law or by the Committee; Shares (including securities convertible into Shares) purchased pursuant to a purchase right awarded under this Section 10 shall be purchased for such consideration as the Committee shall in its sole discretion determine, which shall not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is awarded.

     SECTION 11. Change in Control. (a) Each Award granted to an Employee Participant hereunder which is subject to any forfeiture restrictions, including, without limitation, any restriction period or performance criteria required to be satisfied prior to the exercise, payment or settlement of such Award, shall provide, that, in the event of a Qualifying Termination of the employment of such Employee Participant with the Company and any relevant Subsidiaries in connection with a Sale of Control, all such forfeiture restrictions shall automatically expire and be deemed to be satisfied as of the date of such Qualifying Termination so that such Award may be exercised or realized in full for a period of ninety (90) days from and after such date.

     (b) Without limiting the provisions of paragraph (a) above, in order to maintain the Employee Participants' rights in the event of any Change in Control of the Company, the Committee, as constituted before such Change in Control, may, in its sole discretion, as to any Award granted to an Employee Participant under this Plan, either at the time an Award is made hereunder or any time thereafter, take any one or more of the following actions: (i) provide for the acceleration of any time periods relating to the exercise or realization of any such Award so that such Award may be exercised or realized in full on or before a date fixed by the Committee; (ii) provide for the purchase of any such Award, upon the Participant's request, for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Participant's rights had such Award been currently exercisable or payable; (iii) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control; or (iv) cause any such Award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation after such Change in Control. The Committee may, in its discretion, include such further provisions and limitations in any agreement documenting such Awards as it may deem equitable and in the best interests of the Company.

     SECTION 12. Non-Employee Directors. (a) PARTICIPATION. Immediately after the IPO Date (or, if later, on the date on which a Person is first elected or otherwise begins to serve as a Non-Employee Director) and immediately after each annual meeting of the Company's stockholders thereafter, each Non-Employee Director shall be granted an option having the terms described in paragraph (c) below ('Directors Options') to purchase 1,000 Shares (which number of shares shall be prorated in the event that any Non-Employee Director first is elected or otherwise begins to serve after the IPO Date but on a date other than the date of the Annual Meeting of the Company's stockholders). In addition, each Non-Employee Director may from time to time elect, in accordance with procedures to be specified by the Committee (which procedures may, in the Committee's discretion, provide that any such election will not become effective until six
(6) months after the date on which such election is made and will be revocable only upon six (6) months' prior notice), to receive in lieu of the cash retainer that would otherwise be payable to such Non-Employee Director, on each date on which such retainer would otherwise be payable during the period that such election is in effect, either (i) Restricted Stock with the terms described in paragraph (b) below ('Directors Shares') with a Fair Market Value as of such payment date equal to the amount of such retainer payment or (ii) additional Directors Options to purchase Shares with a Fair Market Value as of such payment date equal to two and one-half times the amount of such retainer payment.

     (b) DIRECTORS RESTRICTED STOCK. Directors Shares shall be non-transferable until the day before the annual meeting of the Company's stockholders next following the date of grant, and shall be forfeited to the Company if the Director Participant shall cease to be a member of the Board prior to such date. Notwithstanding the foregoing, in the event of a Director Participant's death, Disability or Retirement, such Restricted Stock shall thereupon cease to be subject to any restrictions on transfer or risk of forfeiture. Directors Shares shall be evidenced in such manner as the Committee shall determine consistent with the provisions of Section 8(b).

     (c) DIRECTORS OPTIONS. Each Directors Option shall be evidenced by an Award Agreement in such form as the Committee shall from time to time approve, which agreement shall comply and be subject to the following terms and conditions:

          (i) Directors Options may be exercised only during the period commencing on the day before the annual meeting of the Company's stockholders next following the date of grant and ending ten (10) years after the date of grant, and may be exercised in whole or in part at any time during such period unless it has theretofore expired pursuant to the other provisions of this paragraph (c). If a Director Participant shall cease to be a member of the Board before a Directors Option becomes exercisable, such option shall become void and of no further force or effect.

          Notwithstanding  the   foregoing,  in   the   event  of   a   Director
     Participant's death, Disability or Retirement, any unexercisable Directors Options shall immediately become exercisable in full.

          (ii) The purchase price for the Shares subject to any Directors Option shall be equal to the Fair Market Value of such Shares as of the date of grant of such Directors Option. Such Directors Options will be exercisable in such manner as the Committee shall specify and as shall be set forth in the applicable Award Agreement.

          (iii) Directors Options shall be subject to the transfer restrictions and other provisions of Section 15(a) hereof.

          (iv) Each Directors Option which has become exercisable pursuant to subparagraph (c)(i), to the extent not theretofore exercised, shall expire on the first to occur of (i) the date which is six (6) months after the date on which the Director Participant shall cease to be a member of the Board and (ii) the tenth anniversary of the date of grant of such option; PROVIDED that if such Director Participant ceases serving as such a Board member by reason of death, Disability or Retirement, such option may be exercised for a period of two (2) years following the date on which the Director Participant ceases serving as a member of the Board (but in no event later than the tenth anniversary of the date of grant), and if the Director Participant shall die within such six (6) month or two (2) year period, as the case may be, following the date on which he ceases to serve as such a member of the Board, such option may be exercised by at any time within the two-year period following the date of death to the extent not theretofore exercised (but in no event later than the tenth anniversary of the date of grant).

          (v) In the event of a Change in Control, each Directors Option which is unexercised, whether or not then exercisable, on the date of such Change of Control shall thereupon cease to be exercisable and shall be converted into a right to receive an amount of cash equal to the amount that would have been realized upon the exercise thereof if such Directors Option had been exercised on the date of such Change in Control, which amount shall be paid to the Director Participant within ten (10) days after such date.

     SECTION 13. Financial Assistance. If the Committee determines that such action is advisable, the Company may assist any Employee Participant to whom an Award has been granted under the Plan in obtaining financing from the Company or a Subsidiary or from a bank or other third party, on such terms as are determined by the Committee, and in such amount as is required to accomplish the purposes of the Plan, including, but not limited to, to permit the exercise of an Award, the participation therein, and/or the payment of any taxes in respect thereof. Such assistance may take any form that the Committee deems appropriate, including, but not limited to, a direct loan from the Company or a Subsidiary, a guarantee of the obligation by the Company or a Subsidiary, or the maintenance by the Company or a Subsidiary or deposits with such bank or third party.

     SECTION 14. Amendments and Termination. The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under an Award theretofore granted, without the Participant's consent, or that without the approval of the Company's stockholders would:

          (a) except as is provided in Section 4(b) of the Plan, increase the total number of Shares reserved for the purpose of the Plan; or

          (b) change the employees, directors or class of employees or directors eligible to participate in the Plan; PROVIDED that, except as set forth in
     Section 4(b) of the Plan, the number of Shares subject to any Directors Options granted pursuant to the first sentence of Section 12(a) above, the purchase price therefor, the date of grant of any such Option, the termination provisions related thereto and the category of Persons eligible to be granted such Directors Options shall not be amended other than in accordance with the applicable provisions of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

     The Committee may at any time amend the terms of any Award theretofore granted, or substitute a new Award for such previously granted Award, either prospectively or retroactively, but no such amendment or substitution shall impair the rights of any Participant without his consent; PROVIDED that no such amendment of any Directors Options or Directors Shares shall result in a Director Participant ceasing to be a Disinterested Person.

     SECTION 15. General Provisions. (a) No Award granted under the Plan to a Participant, or any Shares subject to such Award, shall be assignable or transferable by such Participant otherwise than by will or by the laws of descent and distribution; PROVIDED that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant. Absent such a designation, in a case of death each Award shall be exercisable by the executor, administrator or legal representative of the deceased Participant. During each Participant's lifetime, each Award shall be exercisable only by such Participant or, if permissible under applicable law, by such Participant's guardian or legal representative.

     (b) The term of each Award granted to an Employee Participant shall be for such period of months or years from the date of its grant as may be determined by the Committee; PROVIDED that in no event shall the term of any Incentive Stock Option or any Stock Appreciation Right related to any Incentive Stock option exceed a period of ten (10) years from the date of its grant.

     (c) No Employee or Employee Participant shall have any claim to be granted any Award under the Plan and there is no obligation for uniformity of treatment of Employees or Employee Participants under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Employee, Non-Employee Director or other person any right to continue to be employed by, perform services for or serve as a director of the Company or any Subsidiary, and the right to terminate the employment of or performance of services by any Participants at any time and for any reason is specifically reserved.

     (d) The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an Award Agreement and delivered a fully executed copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.

     (e) The Committee shall be authorized to make adjustments in performance award criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect.

     (f) The Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Award granted to an Employee Participant shall be cancelled or suspended; PROVIDED that, following any Change in Control, no Award granted prior to such Change in Control may be suspended or cancelled by the Committee except as set forth in the following sentence. Without limiting the foregoing, all outstanding Awards to any Employee Participant shall be cancelled if such Participant, without the consent of the Committee (if such Participant is the Chief Executive Officer of the Company) or the Chief Executive Officer (if such Participant is an Employee other than the Chief Executive Officer), while employed by the Company or a Subsidiary or after termination of such employment, becomes associated with, employed by, renders services to, or owns any interest in (other than any nonsubstantial interest, as determined by the Committee or the Chief

Executive Officer, as applicable), any business that is in competition with the Company or its Subsidiaries or with any business in which the Company or any Subsidiary has a substantial interest, as determined by the Committee or the Chief Executive Officer, as applicable. For purposes of the preceding sentence, a one percent (1%) or smaller interest in the capital or profits of an entity shall be deemed to be insubstantial.

     (g) All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (h) Subject to the provisions of this Plan and any Award Agreement, any Employee Participant receiving an Award (including, without limitation, any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, interest or dividends, or interest or dividend equivalents, with respect to the number of shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.

     (i) Except as otherwise required in any applicable Award Agreement or by the terms of the Plan, recipients of Awards under the Plan shall not be required to make any payment or provide consideration other than the rendering of services.

     (j) The Company shall be authorized to require, prior to the delivery of any Shares or the payment of any amount under any Award, payment by the Participant of the amount of withholding taxes due in respect of an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes, including, without limitation, withholding such amount from an Award or payment due under the Plan or any other compensation, fees or other amounts payable by the Company or any Subsidiary to the relevant Participant.

     (k) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

     (l) The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of New Jersey (without regard to the conflicts of laws rules thereof) and applicable Federal law.

     (m) If any provision of the Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

     SECTION 16. Effective Date of Plan. The Plan shall be effective as of the date that the Plan is approved by the stockholders of the Company.

     SECTION 17. Term of Plan. No Award shall be granted pursuant to the Plan after ten (10) years from the date of stockholder approval (i.e., June 25, 2003), but any Award theretofore granted may extend beyond that date.

     SECTION 18. Applicability of Employee Compensation Adjustment Plan. The rights of an Employee Participant under any Award granted to such Participant under the Plan shall be subject to the provisions of the AT&T Capital Corporation Employee Compensation Adjustment Plan, as in effect from time to time, to the extent applicable to such Employee Participant.

[RECYCLED LOGO]

                                    APPENDIX I
                                    PROXY CARD

[ X ]   Please mark your                                                    6524
        votes as in this
        example.


       Directors recommend a vote "FOR"
                                 FOR    WITHHELD
 A. Election of                  [ ]      [ ]
    Directors
    (page 2)

 *FOR ALL EXCEPT the following nominee(s)

-------------------------------------------------

                                 FOR  AGAINST   ABSTAIN
 B. Approval of                  [ ]    [ ]       [ ]
    Independent
    Auditors
    (page 24)

                                 FOR  AGAINST   ABSTAIN
 C. Reapproval of the            [ ]    [ ]       [ ]
    1993 Long Term Incentive
    Plan (page 25)



         SPECIAL NOTES

I plan to       [ ]
attend meeting

Comments on     [ ]
reverse side

SIGNATURE(S) _________________________________________ DATE ______________, 1996
Please sign this proxy exactly as name(s) appears above and return it promptly whether or not you plan to attend the meeting. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing. If you do attend the meeting and decide to vote by ballot, such vote will supersede this proxy.
_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

                                DETACH PROXY CARD

                                Admission Ticket

                                     [LOGO]


                                      AT&T
                               Capital Corporation

                                 Annual Meeting
                                       of
                                  Stockholders

                             Friday, April 19, 1996
                                    9:30 a.m.
                              The Park Avenue Club
                                 184 Park Avenue
                            Florham Park, New Jersey

                                     Agenda

     Introductions and Welcome
     Chairman's Remarks
     Election of Directors
     Approval of the Appointment of Independent Auditors
     Reapproval of the 1993 Long Term Incentive Plan
     General Discussion

If you and your guest plan on attending the annual meeting, please mark the appropriate box in the Special Notes section of the proxy card above. Please present this ticket for admittance.

[LOGO] AT&T                                                                PROXY
       Capital Corporation
--------------------------------------------------------------------------------
This proxy is solicited on behalf of the Board of Directors of AT&T Capital Corporation for the Annual Meeting on April 19, 1996.

The undersigned hereby appoints Thomas C. Wajnert, Richard W. Miller and S. Lawrence Prendergast proxies (each with the power to act alone or with full power of substitution) with the powers the undersigned would possess if personally present to vote all common shares of the undersigned in AT&T Capital Corporation at the annual meeting of stockholders to be held at The Park Avenue Club, Florham Park, New Jersey, at 9:30 a.m. on April 19, 1996, and at any and all adjournments thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the other side of this card. IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE FOR THE ELECTION OF ALL LISTED NOMINEES, IN ACCORD WITH THE DIRECTORS' RECOMMENDATIONS ON THE OTHER SUBJECTS LISTED ON THE OTHER SIDE OF THIS CARD, AND, AT THEIR DISCRETION, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THIS MEETING. IF YOU HAVE INDICATED ANY CHANGES OR VOTING LIMITATIONS ON THIS SIDE OF THE CARD, PLEASE MARK THE "COMMENTS" BOX ON THE OTHER SIDE.

Your vote for election of Directors may be indicated on the other side. Nominees are - Thomas C. Wajnert, John P. Clancey, James P. Kelly, Gerald M. Lowrie, William B. Marx, Jr., Joseph J. Melone, Richard W. Miller, S. Lawrence Prendergast, Maureen B. Tart, Brooks Walker, Jr., and Marilyn J. Wasser.

PLEASE SIGN AND DATE ON THE REVERSE SIDE AND MAIL PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR OTHERWISE TO P.O. BOX 8932, EDISON, NJ 08818-9273. IF YOU DO NOT SIGN AND RETURN A PROXY OR ATTEND THE MEETING AND VOTE BY BALLOT, YOUR SHARES CANNOT BE VOTED.

--------------------------------------------------------------------------------

Comments:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(If you have  written  in the above space, please mark the "Comments" box on the
other side of this card.)              [RECYCLED LOGO] PRINTED ON RECYCLED PAPER

_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

                                DETACH PROXY CARD

DIRECTIONS TO THE PARK AVENUE CLUB:

FROM INTERSTATE 80
------------------
Follow to Interstate 287 South to Route 24 East (Exit 37).
Then....


FROM ROUTE 287 NORTH OR SOUTH:
------------------------------
Exit at Route 24 East (Exit 37).
Follow to first exit (Exit 2A "Morristown" Route 510 West).
Once on Route 510 get immediately into the left lane, go to the first light and turn left onto Park Avenue (County Road 623).
Proceed on Park Avenue to the 3rd traffic light (3/4 mi.) to the Campus Drive jug handle (on right).
Follow jug handle to Campus Drive, make first right into The Park Avenue
  Club driveway.

FROM NEWARK INTERNATIONAL AIRPORT
---------------------------------
Follow signs to I-78 West. Proceed approx. 9 miles to Route 24 West
  (Exit 48 - Morristown). Follow Route 24 approximately 8 mi. to Exit 2A ("Morristown" Route 510 West). Once on Route 510 get immediately into the left lane, go to the first light and turn left onto Park Avenue (County Road 623). Proceed on Park Avenue to the 3rd traffic light (3/4mi.) to the Campus Drive jug handle (on right).
Follow jug handle to Campus Drive, make first right into The Park Avenue
  Club driveway.


NOTE: Upon entering the main entrance at 100 Campus Drive, make the first right turn into The Park Avenue Club driveway.


Annual
Meeting of
Stockholders

April 19, 1996, 9:30 a.m.

The Park Avenue Club
184 Park Avenue
Florham Park, New Jersey